Exhibit 99.1

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                                CREDIT AGREEMENT

                                      among

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP,
                    a Texas limited partnership, as Borrower

                                       and

      BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership, as Subsidiary Guarantor

                                       and

                             BANK OF AMERICA, N.A.,
                    as Administrative Agent and Issuing Bank

                                       and

                        The Other Financial Institutions
                          Hereafter Made a Party Hereto

                                   regarding a


                           $11,250,000 Revolving Loan



                          Dated as of September 1, 2005



                             [BANK OF AMERICA LOGO]


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
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                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                                Page
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
Article 1 - THE LOAN...............................................................................................1
         1.1      General Information and Exhibits.................................................................1
         1.2      Purpose..........................................................................................2
         1.3      Commitment to Lend and Issue LCs; Changes to Collateral Pool.....................................2
         1.4      Commitment Fee...................................................................................3
         1.5      Extension Option.................................................................................3
         1.6      Evidence of Debt.................................................................................4
         1.7      Interest Rates...................................................................................5
                  1.7.1    Interest Rate Elections.................................................................5
                  1.7.2    General Conditions Precedent to LIBOR Rate Election.....................................6
                  1.7.3    Computations and Determinations.........................................................6
                  1.7.4    Unavailability of Rate..................................................................7
                  1.7.5    Increased Cost and Reduced Return.......................................................7
                  1.7.6    Past Due Rate...........................................................................8
         1.8      Prepayment.......................................................................................8
         1.9      Consequential Loss...............................................................................8
         1.10     Letters of Credit................................................................................9
         1.11     Taxes...........................................................................................12
         1.12     Payment Schedule and Maturity Date..............................................................13
         1.13     Advances and Payments...........................................................................13
         1.14     Administrative Agent Advances...................................................................15
         1.15     Defaulting Lender...............................................................................16
                  1.15.1   Notice and Cure of Lender Default; Election Period; Electing Lenders...................16
                  1.15.2   Removal of Rights; Indemnity...........................................................17
                  1.15.3   Commitment Adjustments.................................................................18
                  1.15.4   No Election............................................................................18
         1.16     Several Obligations; No Liability, No Release...................................................18
         1.17     Replacement of Lenders..........................................................................19
Article 2 - ADDITIONAL COVENANTS AND AGREEMENTS...................................................................19
         2.1      Legal Existence; Name, Etc......................................................................19
         2.2      Agreements with Affiliates......................................................................20
         2.3      Hazard and Other Insurance......................................................................20
         2.4      Condemnation....................................................................................22
         2.5      Repair and Restoration..........................................................................22
         2.6      Compliance with Legal Requirements..............................................................25
         2.7      Maintenance and Repair..........................................................................25
         2.8      Operation of Project............................................................................25
         2.9      Estoppel Certificates...........................................................................26
         2.10     Waiver Regarding Flood Status...................................................................26
         2.11     Notice to Administrative Agent..................................................................26
         2.12     Financial Statements............................................................................27
         2.13     Appraisal.......................................................................................27
         2.14     ERISA and Prohibited Transaction Taxes..........................................................27

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
         2.15     Environmental Matters...........................................................................28
         2.16     Financial Covenants.............................................................................30
         2.17     Citicorp Covenants..............................................................................30
Article 3 - REPRESENTATIONS AND WARRANTIES........................................................................31
         3.1      Environmental Representations...................................................................31
         3.2      Patriot Act Due Diligence.......................................................................31
         3.3      Existence.......................................................................................32
         3.4      Other Agreements................................................................................32
         3.5      Project.........................................................................................32
         3.6      Project Access..................................................................................33
         3.7      Utilities.......................................................................................33
         3.8      Flood Hazards/Wetlands..........................................................................33
         3.9      Taxes/Assessments...............................................................................33
         3.10     Eminent Domain..................................................................................33
         3.11     Litigation......................................................................................33
         3.12     Accuracy........................................................................................34
         3.13     Foreign Ownership...............................................................................34
         3.14     Solvency........................................................................................34
         3.15     Financial Statements; No Change.................................................................34
         3.16     Margin Stock; Commercial Loan...................................................................35
         3.17     Tax Filings.....................................................................................35
         3.18     Full and Accurate Disclosure....................................................................35
         3.19     Citicorp Lease..................................................................................35
Article 4 - DEFAULT AND REMEDIES..................................................................................36
         4.1      Events of Default...............................................................................36
         4.2      Remedies........................................................................................39
Article 5 - ADMINISTRATIVE AGENT..................................................................................40
         5.1      Appointment and Authorization of Administrative Agent...........................................40
         5.2      Delegation of Duties............................................................................42
         5.3      Liability of Administrative Agent...............................................................42
         5.4      Reliance by Administrative Agent................................................................43
         5.5      Notice of Default...............................................................................43
         5.6      Credit Decision; Disclosure of Information by Administrative Agent..............................43
         5.7      Indemnification of Administrative Agent.........................................................44
         5.8      Administrative Agent in Individual Capacity.....................................................45
         5.9      Successor Administrative Agent..................................................................45
         5.10     Releases; Acquisition and Transfers of Collateral...............................................46
         5.11     Application of Payments.........................................................................48
         5.12     Administrative Agent May File Proofs of Claim...................................................48
         5.13     Benefit.........................................................................................49
         5.14     Co-Agents; Lead Managers........................................................................49
Article 6 - GENERAL TERMS AND CONDITIONS..........................................................................49
         6.1      Consents; Borrower's Indemnity..................................................................49
         6.2      Miscellaneous...................................................................................51
         6.3      Notices.........................................................................................51
                  6.3.1   Modes of Delivery; Changes..............................................................51
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                                                          ii
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
                  6.3.2   Effectiveness of Facsimile Documents and Signatures.....................................51
                  6.3.3   Limited Use of Electronic Mail..........................................................52
                  6.3.4   Reliance by Administrative Agent and Lenders............................................52
         6.4      Payments Set Aside..............................................................................52
         6.5      Successors and Assigns..........................................................................53
         6.6      Confidentiality.................................................................................56
         6.7      Set-off.........................................................................................57
         6.8      Sharing of Payments.............................................................................57
         6.9      Amendments; Survival............................................................................58
         6.10     Costs and Expenses..............................................................................59
         6.11     Tax Forms.......................................................................................60
         6.12     Further Assurances..............................................................................62
         6.13     Inducement to Lenders...........................................................................62
         6.14     Forum...........................................................................................62
         6.15     Interpretation..................................................................................63
         6.16     No Partnership, etc.............................................................................63
         6.17     Records.........................................................................................63
         6.18     Commercial Purpose..............................................................................63
         6.19     Service of Process..............................................................................64
         6.20     USA Patriot Act Notice..........................................................................64
         6.21     Entire Agreement................................................................................64
         6.22     Dispute Resolution..............................................................................64
         6.23     WAIVER OF JURY TRIAL............................................................................67

EXHIBITS:

EXHIBIT A         -    Description of the Irving, Texas Project
EXHIBIT B         -    Definitions and Financial Statements
EXHIBIT C         -    Conditions Precedent to the First Advance
EXHIBIT D         -    INTENTIONALLY OMITTED
EXHIBIT E         -    Form of Compliance Certificate
EXHIBIT F         -    Advances
EXHIBIT F-1       -    Form of Advance Request
EXHIBIT G         -    Survey Requirements
EXHIBIT H         -    Title Insurance Requirements
EXHIBIT I         -    Leasing and Tenant Matters
EXHIBIT J         -    Insurance Requirements
EXHIBIT K         -    Form of BofA Application and Agreement for Standby \
                       Letter of Credit
EXHIBIT L         -    Form of Assignment and Assumption
EXHIBIT M         -    Form of Promissory Note
EXHIBIT N         -    Schedule of Lenders

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT ("AGREEMENT") is made by and among each lender from time to time a party hereto (individually, a "Lender" and collectively, the "LENDERS"), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent and as Issuing Bank (in such capacity, together with its successors and assigns, the "ISSUING BANK"), and a Lender, BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership ("BORROWER"), and BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership ("SUBSIDIARY GUARANTOR"), who agree as follows:

                                    RECITALS

        WHEREAS, Borrower and Subsidiary Guarantor desire that the Lenders provide a certain revolving loan facility to Borrower, the proceeds of which will be used for the working capital needs of Borrower and each Subsidiary Guarantor and as bridge financing for the acquisition of income producing properties by Subsidiary SPEs in the future;

        WHEREAS, Subsidiary Guarantor shall guaranty the obligations of Borrower under this Agreement; and

        WHEREAS, Subsidiary Guarantor desires to grant Liens in the Irving, Texas Project and related Collateral in favor of Administrative Agent, for the benefit of all Lenders, to secure its obligations under the Loan Documents.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Subsidiary Guarantor, Administrative Agent, Issuing Bank and the other Lenders agree as follows:

                              ARTICLE 1 - THE LOAN

        1.1 GENERAL INFORMATION AND EXHIBITS. This Agreement includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes. Each Loan Party and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

                Exhibit A      -     Description of Irving, Texas Project
                Exhibit B      -     Definitions and Financial Statements
                Exhibit C      -     Certain Conditions Precedent to the First
                                     Advance
                Exhibit D      -     INTENTIONALLY OMITTED
                Exhibit E      -     Form of Compliance Certificate
                Exhibit F      -     Advances
                Exhibit F-1    -     Form of Advance Request
                Exhibit G      -     Survey Requirements
                Exhibit H      -     Title Insurance Requirements
                Exhibit I      -     Leasing and Tenant Matters
                Exhibit J      -     Insurance Requirements
                Exhibit K      -     BofA Form Application and Agreement for
                                     Standby Letter of Credit
                Exhibit L      -     Form of Assignment and Assumption
                Exhibit M      -     Form of Promissory Note
                Exhibit N      -     Schedule of Lenders

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in EXHIBIT B. This Agreement and the other Loan Documents, which must be in form, detail and substance reasonably satisfactory to Lenders, evidence the agreements of each Loan Party and Lenders with respect to the Loan. Each Loan Party shall comply with all of the Loan Documents applicable to such Loan Party and the Collateral owned by such Loan Party.

        1.2 PURPOSE. The proceeds of the Loan shall be used (i) by Borrower for working capital needs and/or distributed by Borrower to (A) Subsidiary Guarantor for working capital needs regarding the Irving, Texas Project, as more particularly described on EXHIBIT A attached hereto, (B) Subsidiary SPEs to acquire other properties, and (ii) to the extent applicable, for payment of obligations owing from time to time by any Loan Party under any Swap Transactions. The proceeds of the Loan shall not be used by Borrower, Subsidiary Guarantor or any Subsidiary SPE for any other purpose without the prior consent of Administrative Agent, which consent may be conditioned upon the amendment of this Agreement and the other Loan Documents in a manner reasonably required by Administrative Agent.

        1.3 COMMITMENT TO LEND AND ISSUE LCS; CHANGES TO COLLATERAL POOL. Borrower may borrow from each Lender, and each Lender severally agrees to make Advances of its Pro Rata Share of the Loan proceeds to Borrower in amounts at any one time outstanding not to exceed such Lender's Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and EXHIBIT C and EXHIBIT F attached to this Agreement. In addition, Issuing Bank agrees to issue one or more LCs for the account of Borrower not to exceed, in the aggregate, the LC Sublimit on the terms and conditions set forth in this Agreement. The Loan is a revolving loan. Subject to the other terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder. Anything contained in this Agreement to the contrary notwithstanding, (i) the aggregate principal amount of all Advances (plus the LC Exposure) outstanding at any one time shall not exceed the lowest of (A) $11,250,000.00, or (B) 50% of the Collateral Pool Cost, or (C) 50% the Collateral Pool Value (such lowest amount, the "MAXIMUM COMMITMENT AMOUNT"), and (ii) the aggregate LC Exposure shall not exceed the LC Sublimit. From time to time during the term of this Loan, Administrative Agent may obtain a new or updated Appraisal of the Collateral Pool to determine the current Collateral Pool Value, the cost of which appraisal shall be payable in accordance with the provisions of SECTION 2.13 hereof. Borrower may (but shall have no obligation to) request that Administrative Agent approve the addition of other Projects to the Collateral Pool in order to request an increase in the Maximum Commitment Amount resulting from the addition to the Collateral Pool or in connection with the extension of the Maturity Date or such amendments to this Agreement as may be agreed to by Administrative Agent, Issuing Bank and the Required Lenders. Borrower shall have no obligation to add (or cause to be added) additional Projects to the Collateral Pool and Administrative Agent, Issuing Bank and the Required Lenders shall have no obligation to accept such additional Projects to the

Collateral Pool. If Borrower desires to add additional Projects to the Collateral Pool and Administrative Agent, Issuing Bank and the Required Lenders consent to the addition of any Project to the Collateral Pool, then Borrower shall cause the Project Owner of the Project to be added to the Collateral Pool to execute and deliver to Administrative Agent a Guaranty (in form substantially similar to the form of Guaranty executed by the initial Subsidiary Guarantor), a Mortgage encumbering the Project to be added to the Collateral Pool, and such other documents incidental thereto as Administrative Agent may reasonably require.

        1.4 COMMITMENT FEE. On the Closing Date, Borrower will pay to Administrative Agent, for its own account a commitment fee in an amount set forth in a separate agreement between Administrative Agent and Borrower, which commitment fee may be paid by Borrower from the proceeds of the Loan.

        1.5 EXTENSION OPTION. Borrower shall have the option to extend the Maturity Date of the Loan for one period of twelve (12) consecutive months from the initial Maturity Date, at which time the term "Maturity Date" shall mean the Maturity Date, as extended pursuant to this SECTION 1.5 (such extension is referred to herein as the "EXTENSION PERIOD"). The exercise of such extension option shall be effective only if all of the following conditions have been satisfied on the initial Maturity Date:

                        (a) There shall then exist no Default or Potential Default under the Loan Documents.

                        (b) The Projected Annualized Net Income from Projects in the Collateral Pool, verified by Administrative Agent, is not less than 125% of the monthly payments of principal and interest on the Loan which would be required for a period of twelve (12) calendar months if the Deemed Principal Balance of the Loan (as of the initial Maturity Date) was to be fully amortized in consecutive level payments of principal and interest over a period of 30 years at an interest rate per annum equivalent to the greater of (A) 8.0% or (B) 2.50% plus the Treasury Rate which, as of the date that is 30 days prior to the date of any such determination by Administrative Agent hereunder, has been most recently published (or, if for any reason that published rate is not available as of such date, another rate determined by Administrative Agent to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

                        (c) The Collateral Pool shall have a Loan to Value Ratio (herein so called) of not greater than fifty percent (50%), which "LOAN TO VALUE RATIO" shall be calculated as follows: the Deemed Principal Balance of the Loan and accrued but unpaid interest on the Loan as of the date of the determination by Administrative Agent of the Loan to Value Ratio shall be divided by the most current Collateral Pool Value. In the event this Loan to Value Ratio is not met, Borrower may satisfy this Loan to Value Ratio prior to the first day of the Extension Period by either (A) making a principal payment on the Loan (in which event the Aggregate Commitments of the Lenders hereunder shall be permanently reduced by the amount of such principal reduction) in an amount sufficient to bring this Loan to Value Ratio into compliance, and/or (B) provide additional Collateral acceptable to Administrative Agent, which shall have a value (as determined by Administrative Agent) which when added to the Collateral Pool Value is sufficient to satisfy this Loan to Value Ratio.

                        (d) Administrative Agent shall have received current, consolidated Financial Statements for Borrower (dated not earlier than sixty (60) days prior to the request for extension) and all other Financial Statements and other information as may be required under the Loan Documents regarding each Loan Party and the Collateral Pool, and there shall not have occurred, in the opinion of Administrative Agent, any Material Adverse Effect in the business or financial condition of Borrower or the other Loan Parties or in the Collateral Pool, from that which existed on the Closing Date.

                        (e) During the Extension Period, all terms and conditions of the Loan Documents (including but not limited to interest rates and principal and interest payments) pertaining to the Loan shall continue to apply.

                        (f) Borrower shall cause to be delivered to Administrative Agent at Borrower's expense any available endorsements to the Title Insurance reasonably required by Administrative Agent, subject only to the encumbrances set forth in the Title Insurance delivered to Administrative Agent on the Closing Date, current ad valorem taxes to the extent not yet due and payable, and such other exceptions as Administrative Agent has approved in writing.

                        (g) Each Loan Party shall have executed and delivered to Administrative Agent a modification and extension agreement, providing for the extension of the Maturity Date and the reaffirmation by each Loan Party of its obligations under the Loan Documents to which such Loan Party is a part, together with such other agreements, documents or amendments to the Loan Documents as are reasonably requested by Administrative Agent to properly document the extension, all in form and content satisfactory to Administrative Agent.

                        (h) The request for extension must be made to Administrative Agent in writing not more than ninety (90) days, and not less than thirty (30) days, prior to the initial Maturity Date.

                        (i) Borrower shall have paid to Administrative Agent, for the ratable benefit of all Lenders, as a condition to such extension an extension fee equal to one fourth of one percent (.25%) of the Deemed Principal Balance (as of the first day of the Extension Period).

                        (j) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses reasonably incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, and reasonable environmental audit and legal fees; all such costs and expenses incurred up to the time of Administrative Agent's written agreement to the extension shall be due and payable prior to Administrative Agent's execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

If all of the foregoing conditions are not satisfied in accordance with their terms, the extension shall not be or become effective.

        1.6 EVIDENCE OF DEBT. Advances of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative


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

Agent and each Lender shall be prima facie evidence of the amount of the Loan made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.

        1.7 INTEREST RATES. The Principal Debt from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the following (computed as provided in SECTION 1.7.3 hereof) as applicable: (a) on Base Rate Principal, on any day, the Base Rate; and (b) on LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate.

                1.7.1   INTEREST RATE ELECTIONS.

                        (a) Subject to the conditions and limitations in this Agreement, Borrower may by written notice to Administrative Agent in the form specified by Administrative Agent (a "RATE ELECTION NOTICE"):

                                (i) Elect, for a new Advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal, or a combination thereof;

                                (ii) Elect to convert, on a Business Day, all or part of Base Rate Principal into LIBOR Rate Principal;

                                (iii) Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal; or

                                (iv)    Elect to continue, commencing on the
                        last day of the Interest Period applicable thereto, any LIBOR Rate Principal.

        If, for any reason, an effective election is not made in accordance with the terms and conditions hereof for any Advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.

                        (b) Each Rate Election Notice must be received by Administrative Agent not later than 10:00 a.m., Administrative Agent's Time, on the applicable date as follows:

                                (i)     With respect to an Advance of or
                        conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of Advance or conversion; and

                                (ii)    With respect to an Advance of,
                        conversion to or continuation of LIBOR Rate Principal, three (3) Business Days prior to the proposed date of Advance, conversion or continuation.

        Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period. Each Rate Election Notice shall stipulate: (A) the amount of the Advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed Advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period. All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Administrative Agent in writing in form specified by Administrative Agent.

                        (c) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to each portion of the Principal Debt other than Base Rate Principal upon determination of same.

                1.7.2 GENERAL CONDITIONS PRECEDENT TO LIBOR RATE ELECTION. In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:

                        (a) A Default or a Potential Default has occurred and is continuing; or

                        (b) After giving effect to the requested LIBOR Rate Election, the sum of all LIBOR Rate Principal and Base Rate Principal would exceed the Aggregate Commitments; or

                        (c) The requested LIBOR Rate Election would cause more than four (4) LIBOR Rate Elections by Borrower to be in effect at any one time; or

                        (d) The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is other than $1,000,000 or more; or

                        (e) The requested interest period does not conform to the definition of Interest Period herein; or

                        (f)     Any of the circumstances referred to in SECTION
1.7.4 hereof shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.

                1.7.3 COMPUTATIONS AND DETERMINATIONS. All computations of interest for Base Rate Principal shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day). All computations of interest for LIBOR Rate Principal and other fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day). Administrative Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

                1.7.4 UNAVAILABILITY OF RATE. If, with respect to any LIBOR Rate Election, or any LIBOR Rate Principal outstanding hereunder, the Required Lenders determine that because of circumstances affecting the interbank eurodollar market no adequate basis exists for determining the LIBOR Rate or that because of the unavailability of dollar deposits in the London interbank eurodollar market (either for the applicable amount and applicable Interest Periods or in general) the LIBOR Rate will not adequately and fairly reflect the cost to Lenders of funding or maintaining the applicable LIBOR Rate Principal for such Interest Period, and such Lenders so notify Administrative Agent and Borrower, then until the Required Lenders notify Administrative Agent and Borrower that the circumstances giving rise to such suspension no longer exist,
        (a) the obligation of Lenders to permit such LIBOR Rate Election shall be suspended and (b) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal on the last day of the corresponding Interest Period. Additionally, if with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, any Lender determines that any applicable Law, or any request or directive (whether or not having the force of Law) of any Tribunal, or compliance therewith by such Lender, prohibits or restricts or makes impossible the making or maintaining of such LIBOR Rate Election or LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal, and such Lender so notifies Administrative Agent and Borrower, then until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of such Lender to permit such LIBOR Rate Election shall be suspended and (b) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal, either (i) on the last day of the corresponding Interest Period (if the Lender determines that it may lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day); or (ii) immediately (if the Lender determines that it may not lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day) and in such case Borrower shall pay to such Lenders the Consequential Loss, if any, pursuant to SECTIONS 1.8 and 1.9 hereof. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

                1.7.5 INCREASED COST AND REDUCED RETURN. If at any time after the Closing Date, any Lender (which shall include, for purposes of this Section, any corporation controlling any Lender) determines that the adoption or modification of any applicable Law regarding taxation, such Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender's costs relating to the Indebtedness, or (b) reducing the yield or rate of return of such Lender on the Indebtedness, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by such Lender, pay to such Lender such additional amounts as (in such Lender's sole judgment, after good faith and reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender. No failure by such Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

                1.7.6 PAST DUE RATE. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Past Due Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum (the "PAST DUE RATE") equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable Law or (ii) two percent (2%) plus the higher of (a) the Prime Rate or (b) the Adjusted LIBOR Rate.

        1.8     PREPAYMENT.

                        (a) VOLUNTARY PREPAYMENT. Borrower may prepay the principal balance of the Loan, in full at any time or in part from time to time, without premium or penalty other than Consequential Losses, if any, payable pursuant to SECTION 1.9, provided that: (i) Administrative Agent shall have actually received from Borrower prior written notice of Borrower's intent to prepay, the amount of principal which will be prepaid (the "PREPAID PRINCIPAL"), and the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000 or more (unless the prepayment retires the outstanding balance of the Loan in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment; and (iv) no portion of LIBOR Rate Principal may be prepaid except on the last day of the Interest Period applicable thereto, unless Borrower pays any Consequential Loss as a result thereof, in accordance with
SECTION 1.9 below. Prior to the Maturity Date, Borrower shall have the right to borrow, repay and reborrow, from time to time, the principal amount evidenced by the Loan, on the condition that (A) no Default exists, (B) the unpaid principal balance due under the Loan at any one time does not exceed the original principal amount of the Loan, and (C) all applicable conditions as set forth in the Loan Documents have been satisfied.

                        (b) MANDATORY PREPAYMENT. If for any reason the total principal of the Loan outstanding any time exceeds the Maximum Commitment Amount, Borrower shall, within ten (10) days after notice of the same from Administrative Agent, prepay the Loan by an amount equal to such excess.

        1.9 CONSEQUENTIAL LOSS. Within fifteen (15) days after request by any Lender (or at the time of any prepayment), Borrower shall pay to such Lender such amount or amounts as will compensate such Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties (but excluding any loss of revenue, profit or yield of any Lender), as determined by such Lender in its judgment reasonably exercised (together, "CONSEQUENTIAL LOSS") incurred by such Lender with respect to any LIBOR Rate, including any LIBOR Rate Election or LIBOR Rate Principal as a result of: (a) the failure of Borrower to make payments on the date specified under this Agreement or in any notice from Borrower to Administrative Agent; (b) the failure of Borrower to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in a notice given by Borrower to Administrative Agent pursuant to this Agreement; (c) the early termination of any Interest Period for any reason; or (d) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, whether voluntarily or by reason of acceleration, including, but not limited to, acceleration upon any transfer or conveyance of any right, title or interest in the Collateral Pool giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan as provided herein or in any Mortgage. The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law. If any Consequential Loss will be due, the Lender shall deliver to Borrower a notice, in reasonable detail, as to the amount of, reasons for and the calculation of the Consequential Loss, which notice shall be conclusive in the absence of manifest error. Neither Administrative Agent nor the Lenders shall have any obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of the Loan and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.

        1.10    LETTERS OF CREDIT.

                        (a) CONDITIONS. Subject to the terms and conditions of this Agreement, Issuing Bank agrees, if requested by Borrower, to issue LCs upon Borrower's delivering an LC Agreement, which must be received by Administrative Agent and Issuing Bank no later than the third (3rd) Business Day before the Business Day on which the requested LC is to be issued; provided that
(A) no LC may expire later than six months after the Maturity Date, and (B) each LC must expire no later than one (1) year following its issuance (provided that upon the request of Borrower, the applicable LC may automatically renew on its anniversary date for additional one (1) year periods unless Issuing Bank notifies the beneficiary thereof in writing to the contrary and provided that such automatic extensions may not automatically extend the expiration date of any LC beyond a date that is later than six months after the Maturity Date).

                        (b) PARTICIPATION. Immediately upon Issuing Bank's issuance of any LC, Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in the LC and all applicable rights of Issuing Bank in the LC.

                        (c) REIMBURSEMENT OBLIGATION. To induce Issuing Bank to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Issuing Bank (A) on the first (1st) Business Day after Issuing Bank notifies

Administrative Agent and Borrower that it has made payment under a LC, the amount paid by Issuing Bank, and (B) within five (5) Business Days after demand, the amount of any additional fees Issuing Bank customarily charges for amending LC Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit. If Borrower has not reimbursed Issuing Bank for any drafts paid by the date on which reimbursement is required under this Section, then Administrative Agent is irrevocably authorized to, and shall immediately, fund Borrower's reimbursement obligations as Base Rate Principal if and so long as no Default exists. The proceeds of the Loan shall be advanced directly to Issuing Bank to pay Borrower's unpaid reimbursement obligations. If a Default exists, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this Section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against any Loan Party or any other Person. From the date that Issuing Bank pays a draft under a LC until Borrower either reimburses or is obligated to reimburse Issuing Bank for that draft under this Section, the amount of such draft bears interest payable to Issuing Bank at the rate then applicable to Base Rate Principal. From the due date of the respective amounts due under this Section, to the date paid, unpaid reimbursement amounts accrue interest that is payable on demand at the Base Rate plus two percent (2%). Such interest shall accrue for the actual days elapsed, including the first day but excluding the last day.

                        (d) GENERAL. Issuing Bank shall promptly notify Administrative Agent and Borrower of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under the Loan Documents). Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Issuing Bank may disregard (A) any default or potential default that exists under any other agreement, and (B) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Bank is not liable for any of those obligations). Borrower's reimbursement obligations to Issuing Bank and Lenders, and each Lender's obligations to Issuing Bank, under this Section are absolute and unconditional irrespective of, and Issuing Bank is not responsible for, (1) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (2) any dispute by any Loan Party with, or any Loan Party's claims, setoffs, defenses, counterclaims, or other rights against, Administrative Agent, any Lender, or any other Person, or (3) the occurrence of any Potential Default or Default.

                        (e) OBLIGATION OF LENDERS. If Borrower fails to reimburse Issuing Bank as provided in this SECTION 1.10 by the date on which reimbursement is due under such Section, and an Advance cannot be made to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrower's failure, of the date and amount paid, and of each Lender's Pro Rata Share of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds its Pro Rata Share of the unpaid reimbursement obligation. Funds are due and payable to Administrative Agent before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrower's reimbursement failure (if notice is given before 12:00 noon) or on the next succeeding Business Day (if notice is given after 12:00 noon). All amounts payable by any Lender accrue interest after the due date from the day the applicable draft or draw is paid by Issuing Bank to (but not including) the date the amount is paid by such Lender to Administrative Agent at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate. Upon receipt of such funds, Administrative Agent shall make them available to Issuing Bank.

                        (f) DUTIES OF ISSUING BANK. Issuing Bank agrees with each Lender and Borrower that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft under any LC, Issuing Bank has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Bank nor its representatives will be liable to any Lender or Borrower for any LC's use or for any beneficiary's acts or omissions (including, without limitation, any acts or omissions constituting ordinary negligence). Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Legal Requirements and in accordance with (A) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) which shall apply to each standby LC, and (B) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) which shall apply to each LC, is binding upon Borrower and Lenders and does not place Issuing Bank or any of its Representatives under any resulting liability to Borrower or any Lender. Issuing Bank is not liable to Borrower or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Bank or its Representatives in connection with any LC.

                        (g) CASH COLLATERAL. Within five (5) days after the Maturity Date and if requested by Required Lenders while a Default exists, Borrower shall provide Administrative Agent, for the benefit of the Loan Parties, cash collateral in an amount to equal the then-existing LC Exposure. If at any time during the term of the Loan or while any LC is outstanding, the then-existing LC Exposure exceeds the Maximum Commitment Amount then Borrower also shall deliver to Administrative Agent, within five (5) days after demand therefor by Administrative Agent, cash collateral equal to the amount by which the LC Exposure exceeds the Maximum Commitment Amount, which cash collateral shall be held by Administrative Agent in an interest-bearing account until such time as the LC Exposure no longer exceeds the Maximum Commitment Amount. So long as no Default then exists, all interest earned on funds on deposit in such account will be released to Borrower, at Borrower's request, no more frequently than once a month. If any LC Exposure is cash collateralized during a Default and Borrower cures such Default as required by the Loan Documents, then Administrative Agent shall release such cash collateral; PROVIDED, HOWEVER, the release of such cash collateral shall not limit or waive the right of Administrative Agent to require that the LC Exposure be cash collateralized again upon the occurrence of a subsequent Default.

                        (h) INDEMNIFICATION. Borrower shall protect, indemnify, pay, and save each of the Lenders and the Issuing Bank and their respective Representatives harmless from and against any and all claims, demands, liabilities, damages, costs, charges, and expenses (including reasonable attorneys' fees) which any of them may incur or be subject to as a consequence of the issuance of any LC, any dispute about any LC, or the failure of Issuing Bank to honor a draw request under any LC. Although each the Lenders and the Issuing Bank and their respective Representatives have the right to be indemnified for its or their own ordinary negligence, no Person is entitled to indemnity under the foregoing for its own gross negligence or willful misconduct (including a knowing and willful breach of its material obligations under this Agreement or an LC Agreement) and no other Person shall have the right to be indemnified hereunder by Borrower as a result of the gross negligence or willful misconduct of Issuing Bank.

                        (i) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, the reimbursement obligations for drafts under each LC are part of the Obligations, only the events specified in this Agreement as a Default shall constitute a default under any LC Agreement, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement. In furtherance of the foregoing, but not in limitation thereof, this Agreement shall control and supercede the following paragraphs of Bank of America's current form of LC Agreement: Paragraphs 1(a), (b), (f), and (g), 2, 3, 4 and 8(d).

                        (j) LC FEE. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a LC fee for such LC equal to the greater of (i) 1.25% per annum times the daily maximum amount available to be drawn under the LC, or (ii) $500. Such fee shall be due and payable, quarterly, in advance, commencing on the date the LC is issued by Issuing Bank and on the same day of each third calendar month thereafter until the LC expiration date.

                        (k) LC DOCUMENTATION. If requested by Borrower or the beneficiary of any LC, Issuing Bank will provide Borrower with copies of applicable authorizing resolutions and evidence of incumbency of the officer executing a LC, which resolutions and evidence of incumbency shall be in form customarily provided by Issuing Bank in connection with the issuance of letters of credit.

        1.11    TAXES.

                        (a) Any and all payments by Borrower to or for the account of Administrative Agent, the Issuing Bank, or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges (except as otherwise provided herein), and all liabilities with respect thereto, EXCLUDING, in the case of Administrative Agent, the Issuing Bank and any Lender, taxes imposed on or measured by its net income and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

                        (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER Taxes").

                        (c) Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the amount of Taxes or Other Taxes payable by Borrower hereunder. Payment by Borrower under this subsection (c) shall be made within 30 days after the date the Lender or Administrative Agent makes a demand therefor. Borrower may, to the extent and in the manner permitted by applicable law, elect to pay such Taxes and Other Taxes and thereafter contest the payment of such Taxes or Other Taxes so long as Borrower diligently and in good faith contests the same by appropriate legal proceedings and such contest does not subject Administrative Agent or any Lender and their assets to any civil or criminal liability or to any claims, damages or expenses.

                        (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.

        1.12 PAYMENT SCHEDULE AND MATURITY DATE. The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date. Accrued unpaid interest shall be due and payable on the first (1st) day of the first (1st) calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.

        1.13    ADVANCES AND PAYMENTS.

                        (a) Following receipt of a Advance Request, Administrative Agent shall promptly provide each Lender with a copy of the Advance Request. Administrative Agent shall notify each Lender telephonically (with confirmation by facsimile) or by facsimile (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent's Time, two (2) Business Days prior to the Funding Date for LIBOR Rate Principal Advances, and one (1) Business Day prior to the Funding Date for all other Advances, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith ("ADVANCE AMOUNT"). Each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent's Time on the Funding Date thereof. After Administrative Agent's receipt of the Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrower on the applicable Funding Date by advancing such funds to Borrower in accordance with the provisions of EXHIBIT F.

                        (b) All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent not later than 12:00 p.m. Administrative Agent's Time on the date specified herein. Administrative Agent shall promptly distribute to each Lender, such funds as it may be entitled to receive hereunder, (i) on or before 3:00 p.m. Administrative Agent's Time on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent's Time), or
(ii) on or before 12:00 p.m. Administrative Agent's Time on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 12:00 p.m. Administrative Agent's Time.

                        (c) Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent's Office not later than the time for such type of payment specified in this Agreement. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

                        (d) Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows: (i) if payable to Borrower, in accordance with EXHIBIT F, except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.

                        (e) Unless Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

                                (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                                (ii)    if any Lender failed to make such
                        payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the interest rate applicable to such amount under the Loan. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's Pro Rata Share, included in the applicable Advance. If such Lender does not pay such amount forthwith upon Administrative Agent's demand therefor, Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such amount under the Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of Administrative Agent to any Lender or to Borrower with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

                        (f) If any Lender makes available to Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrower or otherwise used to satisfy any Obligations of such Lender hereunder, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                        (g) Except as noted in SECTION 1.7.4, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

        1.14    ADMINISTRATIVE AGENT ADVANCES.

                        (a) Administrative Agent is authorized, from time to time, in Administrative Agent's sole discretion to make, authorize or otherwise expend funds, on behalf of Lenders ("ADMINISTRATIVE AGENT ADVANCES"), (i) to pay any costs, fees and expenses as described in SECTION 6.10 herein, (ii) when the applicable conditions precedent set forth in EXHIBIT C and EXHIBIT F have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Collateral or any portion thereof (including those with respect to property taxes, insurance premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to SECTION 5.5, after the occurrence of a Default, and
(B) subject to SECTION 5.10, after acquisition of all or a portion of the Collateral by foreclosure or otherwise.

                        (b) Administrative Agent Advances shall constitute obligatory Advances of Lenders under this Agreement, shall be repayable on demand and secured by the Collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent's Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent's
Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent's Time).

        1.15    DEFAULTING LENDER.

                1.15.1 NOTICE AND CURE OF LENDER DEFAULT; ELECTION PERIOD; ELECTING LENDERS. Administrative Agent shall notify (such notice being referred to as the "DEFAULT NOTICE") Borrower (for Advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender. Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that, within twenty (20) days after the date of the Default Notice (the "ELECTION PERIOD"), such non-Defaulting Lender or Lenders (each such Lender, an "ELECTING LENDER") irrevocably commit(s) by notice in writing (an "ELECTION NOTICE") to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount and to assume the Defaulting Lender's obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender's principal obligations under this Agreement (such entire undisbursed portion of the Defaulting Lender's principal obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the "DEFAULTING LENDER OBLIGATION"). If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender's Commitment bears to the total Commitments of all Electing Lenders. If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days after such notice to Administrative Agent for reimbursement to Administrative Agent or payment to Borrower as applicable. Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to SECTION 5.11.

                1.15.2 REMOVAL OF RIGHTS; INDEMNITY. Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full. Administrative Agent shall hold all such payments received or retained by it for the account of such Defaulting Lender; amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender's becoming a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or
        (ii) after the Election Period with the consent of the non-Defaulting Lenders. Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender's becoming a Defaulting Lender and prior to such cure or waiver. The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder or under any of the other Loan Documents. Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender's obligations as a Lender hereunder and/or under any other of the Loan Documents. Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender's failure to comply with the requirements of this Agreement, INCLUDING SUCH FAILURE CONSTITUTING IN WHOLE OR PART ADMINISTRATIVE AGENT'S OR NONDEFAULTING LENDERS' STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE except to the extent such failure constitutes willful misconduct or gross negligence on Administrative Agent's or Defaulting Lenders' part; including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys' fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender's acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders. The indemnification provided above shall survive any termination of this Agreement.

                1.15.3 COMMITMENT ADJUSTMENTS. In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section. For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation. In connection with such adjustments, Defaulting Lenders shall execute and deliver a Assignment and Assumption covering that Lender's Commitment and otherwise comply with SECTION 6.5. If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with SECTION 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender's behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments. However, all such Defaulting Lender Amounts and Defaulting Lender Obligation funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

                1.15.4 NO ELECTION. In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.

        1.16 SEVERAL OBLIGATIONS; NO LIABILITY, NO RELEASE. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any Advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares. Except as may be specifically provided in this Agreement, no Lenders shall have any liability for the acts of any other Lenders. No Lenders shall be responsible to Borrower or any other Person for any failure by any other Lenders to fulfill its obligations to made Advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount. In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; (iii) any bankruptcy, insolvency or other like event with regard to any Loan Party. The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.

        1.17 REPLACEMENT OF LENDERS. If any Lender is a Defaulting Lender or requests payment pursuant to SECTIONS 1.7.5 or 1.11 hereof, Borrower may, upon notice to such Lender and Administrative Agent, replace such Lender by causing such Lender to assign its Commitment with the payment of any assignment fee by the replaced Lender to one or more other lenders or Eligible Assignees acceptable to Borrower and Administrative Agent. Borrower shall or shall cause the replacement lender to (subject to the provisions of SECTION 1.14 through 1.15 providing for payment of all Defaulting Lender Payment Amounts to Administrative Agent and/or Electing Lenders, as applicable, prior to payment of amounts due to a Defaulting Lender), pay in full of all principal, interest, fees and other amounts owing to such Lender through the date of replacement. Any Lender being replaced shall execute and deliver an Assignment and Assumption covering that Lender's Commitment and otherwise comply with SECTION 6.5. If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with SECTION 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender's behalf. Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

                 ARTICLE 2 - ADDITIONAL COVENANTS AND AGREEMENTS

        As an inducement to Administrative Agent and Lenders to make Advances of the Loan to Borrower, each Loan Party hereby agrees to comply with the following covenants and agreements, as the same relates to such Loan Party and the Collateral owned by such Loan Party:

        2.1 LEGAL EXISTENCE; NAME, ETC. Each Loan Party shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership of the Collateral Pool. No Loan Party shall wind up, liquidate, dissolve, reorganize, merge into, or consolidate with, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets. Each Loan Party shall conduct business only in its own name and shall not change its name, identity, or organizational structure, unless such Loan Party (a) shall have obtained the prior written consent of Administrative Agent to such change (not to be unreasonably withheld), and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Each Loan Party shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity; PROVIDED, HOWEVER, nothing herein shall be construed to prohibit any Subsidiary from participating in Borrower's customary cash management system so long as Borrower maintains its own bank account for receipt of funds, and appropriate record keeping is maintained by Borrower for receipt and disbursement of all such funds between Borrower and its Subsidiary.

        2.2 AGREEMENTS WITH AFFILIATES. Prior to the execution of any agreement by a Loan Party with an Affiliate pertaining to any Project in the Collateral Pool, Borrower shall deliver to Administrative Agent a copy of such agreement, which shall be satisfactory to Administrative Agent in its reasonable discretion. If requested by Administrative Agent, such agreement shall provide Administrative Agent the right to terminate it, without payment or any fee, penalty or other sum, upon Administrative Agent's (or its designee's) acquisition of such Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

        2.3     HAZARD AND OTHER INSURANCE.

                        (a) Borrower shall cause each Project Owner to obtain and maintain, as to the Collateral owned by such Project Owner, the insurance coverage required by EXHIBIT J and any other Loan Documents and shall furnish to Administrative Agent promptly upon request a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all such insurance maintained by such Project Owner and the originals of each insurance policy (or to the extent permitted by Administrative Agent, a certified copy of the original policy and a satisfactory certificate of insurance) with premiums fully paid. Any such insurance may be evidenced by blanket insurance policies covering the Collateral Pool and other property and assets, provided that each policy otherwise complies with the requirements of the Loan Documents and specifies the amount (if less than all) of the total coverage that is allocated to the Collateral Pool. No Project Owner shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Administrative Agent is included thereon under a standard mortgagee clause (without contribution) reasonably acceptable to Administrative Agent, with loss payable as provided herein. All insurance required by this Agreement shall be primary without right of contribution from any other insurance that may be carried by any Loan Party or Administrative Agent apart from this Agreement or the Loan Documents and the provisions of all such required insurance shall operate in the manner as if there were a separate policy covering each insured. Each Loan Party shall immediately notify Administrative Agent whenever any such separate insurance is taken out and shall promptly deliver to Administrative Agent any policy or certificate of such separate insurance.

                        (b) Not later than ten (10) days before the expiration date of any such insurance policy, Borrower or the applicable Loan Party shall deliver to Administrative Agent a binder or certificate of the insurer evidencing the renewal or replacement of that policy, with premiums fully paid together with (in the case of a renewal) a copy of all endorsements to the policy affecting the Collateral Pool and not previously delivered to Administrative Agent, or (in the case of a replacement) an original or certified copy of the replacement policy. The Loan Parties shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof. The Loan Parties shall at all times comply, in all material respects, with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Collateral Pool.

                        (c) If any Loan Party fails to obtain and/or maintain the insurance required under the Loan Documents, (i) the Loan Parties will indemnify and hold Administrative Agent harmless from and against any damage, loss, liability or expense resulting from all risks that would have been covered by the required insurance if so maintained; (ii) if any loss occurs, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for the Loan Parties, to the same extent as if it had been made payable to Administrative Agent; and (iii) Administrative Agent has the right (but not the obligation) to obtain such insurance on commercially reasonable terms at the expense of the Loan Parties, which may at Administrative Agent's election be coverage for Administrative Agent's interest only, the costs and expenses so expended by Administrative Agent shall be due and payable by on demand by the Loan Parties, a part of the Obligations, even if in excess of the Aggregate Commitments, and secured by the Loan Documents. If any hazard, title, or other insurer becomes insolvent or subject to any bankruptcy, receivership or similar proceeding, or if, in Administrative Agent's reasonable opinion set forth in a written notice to any Loan Party the such insurer fails to maintain a minimum A.M. Best's rating of A- / IX or better (or such lower rating, if any, as may be reasonably acceptable to Administrative Agent), such Loan Party shall promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, a certified copy of the policy or a satisfactory certificate of insurance) issued by another insurer, which insurer and policy meet the requirements of the Loan Documents.

                        (d) Upon any foreclosure of any Mortgage or transfer of title to any Project subject thereto in lieu of foreclosure, the benefits of the insurance policies referred to in this Section as to such Project and all proceeds payable thereunder in respect of property damage occurring prior to the transfer of title shall thereupon vest in the purchaser at foreclosure or other such transferee to the extent permissible under such policies; PROVIDED THAT all liability coverage shall remain with the Loan Parties.

                        (e) Administrative Agent has the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to any Project in the Collateral Pool, PROVIDED, THAT, prior to a Default, any settlement or adjustment of any claim may be negotiated by the applicable Loan Party but if the amount involved is greater than $100,000 then the same shall remain subject to the final approval of Administrative Agent. The out-of-pocket costs and expenses (including reasonable attorneys' fees), appraisal costs, and consultant fees incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be due and payable by the Loan Parties on demand, a part of the Obligations, even if in excess of the Aggregate Commitments, and secured by the Loan Documents. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to the Loan Parties.

                        (f) Each Loan Party shall take all necessary action, with Administrative Agent's consent, to obtain the benefit of any insurance proceeds lawfully or equitably payable to such Loan Party or Administrative Agent in connection with any loss of or damage to any Project in the Collateral Pool, all of which shall be paid directly to Administrative Agent, whether or not the security for the Loan has been impaired or otherwise affected, and applied first to reimburse Administrative Agent for all unreimbursed out-of-pocket costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of such proceeds and the balance of such proceeds shall, at Administrative Agent's election, subject to SECTION 2.5 below, be (i) released to the applicable Loan Party, (ii) applied to repair or restoration, either partly or entirely, of the Project so damaged, on such conditions (consistent with Administrative Agent's customary construction administration procedures) as may be reasonably required by Administrative Agent to ensure and evidence the proper application and payment of such proceeds and the progress of such repair and restoration, or (iii) applied to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent may elect in its sole discretion. In any event, the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused.

        2.4 CONDEMNATION. Each Loan Party shall take all commercially reasonable action, with Administrative Agent's consent, to obtain the benefit of any sums lawfully or equitably payable to such Loan Party or Administrative Agent for the condemnation of any part of its Project in the Collateral Pool for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to such Loan Party for injury or damage to the Project, all of which shall be paid directly to Administrative Agent, whether or not the security for the Loan has been impaired or otherwise affected, and applied first to reimburse Administrative Agent for all unreimbursed out-of-pocket costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of such sums and the balance of such sums shall, at Administrative Agent's election, subject to SECTION 2.5 below, be (i) released to such Loan Party, (ii) applied to repair or restoration, either partly or entirely, of the Project so affected, on such conditions (consistent with Administrative Agent's customary construction administration procedures) as may be reasonably required by Administrative Agent to ensure and evidence the proper application and payment of such proceeds and the progress of such repair and restoration, or (iii) applied to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent may elect in its sole discretion. In any event the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to any Loan Party. Administrative Agent is hereby authorized, in the name of the applicable Loan Party, to execute and deliver valid acquittance for, and to appeal from, any such award, judgment or decree; and all out-of-pocket costs and expenses (including reasonable attorneys' fees, appraisal costs, and consultant fees) incurred by Administrative Agent in connection with any such condemnation shall be due and payable by the Loan Parties on demand, a part of the Obligations, even if in excess of the Aggregate Commitments, and secured by the Loan Documents.

        2.5     REPAIR AND RESTORATION.

                        (a) If any of the Improvements are destroyed or damaged by fire, explosion, windstorm, hail or any other casualty against which insurance is required under this Agreement, or in the event any Project in the Collateral Pool or portion thereof is condemned or taken under power of eminent domain (or transferred in lieu thereof), Administrative Agent will elect (under SECTIONS 2.3 or 2.4, as applicable) to apply the insurance proceeds or condemnation proceeds (or the proceeds of transfer in lieu thereof) which remain after payment of the costs of collection thereof as provided in SECTION 2.3 and
2.4 (called the "PROCEEDS" below in this Section), or so much thereof as is required, to restoration of the property damaged as nearly as practicable to its value, character and condition immediately prior to such casualty (the "RESTORATION"), provided that all of the following conditions precedent are satisfied in full not later than one hundred and twenty (120) days after the date on which the casualty loss occurred or title to the portion of the Project taken (or transferred in lieu thereof) vested in the condemning authority, as the case may be:

                                (i)     no Default or Potential Default then
                        exists;

                                (ii)    Borrower has presented evidence
                        reasonably satisfactory to Administrative Agent and Administrative Agent has reasonably determined, that (A) the remaining portions of the Improvements can be feasibly redesigned and reconstructed to such a condition that the Improvements thereon, upon completion of such redesign or reconstruction, can be operated profitably again for its original intended purpose, and
                        (B) the net income to be generated by the remaining Improvements and damaged improvements, when completed, together with additional proceeds paid by the Loan Parties to Administrative Agent will be sufficient to satisfy the operating hurdles which are conditions precedent to the extension of the Maturity Date of the Loan set forth in SECTION 1.5 hereof prior to the Maturity Date of the Loan;

                                (iii) Tenants of the Improvements sufficient to satisfy the requirements of clause (ii) above have agreed in a manner satisfactory to Administrative Agent, in its good faith business judgment, that they will continue or extend their Leases for the terms then in effect following the Restoration (with construction and/or initial occupancy requirements extended by the time necessary to complete the Restoration);

                                (iv)    Borrower has presented evidence
                        reasonably satisfactory to Administrative Agent, and Administrative Agent has reasonably determined, that the Restoration and the completion of the Improvements in accordance with this Agreement, can be accomplished within a reasonable period of time and in any event prior to the Maturity Date;

                                (v) Borrower has delivered or caused to be delivered to Administrative Agent, and Administrative Agent has approved (not to be unreasonably withheld), complete, final plans and specifications (the "RESTORATION PLANS"), for the work to be performed in connection with the Restoration (hereinafter called the "RESTORATION WORK") prepared and sealed by an architect or Engineer with evidence reasonably satisfactory to Administrative Agent of the approval of the Restoration Plans by Tenants whose continued occupancy is needed to satisfy the requirements of clause (ii) above and whose spaces are affected and all Tribunals whose approval is required;

                                (vi) Borrower has delivered or caused to be delivered to Administrative Agent a signed estimate prepared and signed by the applicable Project Owner's architect or Engineer, stating the entire cost of completing the Restoration Work;

                                (vii) if Administrative Agent determines, in the exercise of its good faith business judgment, that
                        (A) the estimated cost of the Restoration Work substantially in accordance with the Restoration Plans exceeds (B) the available Proceeds held by Administrative Agent, then the Loan Parties shall deposit with Administrative Agent an amount, in cash, sufficient to cover the excess cost, which shall be held and disbursed by Administrative Agent to the pay the costs of such Restoration Work prior to the disbursement of any Proceeds; and

                                (viii)  Administrative Agent and the other
                        Lenders will not incur any liability to any Person as a result of such use of the Proceeds.

        If all of the foregoing conditions have not been satisfied within the time limit specified above, then Administrative Agent may, at its option, apply such Proceeds to the Obligations, whether or not due, in such order and manner as Administrative Agent elects. Notwithstanding the foregoing, if the Proceeds in respect of any casualty or any condemnation or taking are less than $100,000, such Proceeds shall be paid directly to Borrower for Restoration of the Project without compliance with the foregoing conditions.

                        (b) To the extent that Administrative Agent elects to apply the Proceeds to the Restoration, then disbursement of the Proceeds for such costs of the Restoration shall be subject to and in accordance with the provisions of this Agreement governing Advance Requests and Advances. If Administrative Agent determines from time to time, in its good faith business judgment, that (i) the estimated cost of the Restoration substantially in accordance with the Restoration Plans exceeds (ii) the available Proceeds held by Administrative Agent plus all other funds, if any, readily available for such Restoration (including excess funds previously contributed by such Loan Parties to Administrative Agent for the purpose of the Restoration), then the Loan Parties shall contribute such additional funds, in cash, to Administrative Agent to cover the excess cost before Administrative Agent shall be required to disburse any such Proceeds or other available funds for Restoration costs. All such funds provided by the Loan Parties to cover excess costs shall be used for such Restoration costs prior to disbursement of any of the Proceeds for such costs.

                        (c) Any such Proceeds held by Administrative Agent under this Section shall be held in an interest-bearing account for the benefit of the Loan Parties until disbursed for Restoration or applied against the Obligations. Administrative Agent's receipt and custody of such Proceeds shall not constitute a repayment of any of the Obligations, unless and until such Proceeds are applied against the Obligations in accordance with this Agreement. No disbursement of such Proceeds for Restoration costs shall constitute an Advance or increase the principal amount of the Loan. If surplus Proceeds remain after completion of the Restoration and payment of all costs therefor, then such surplus Proceeds shall be, at Administrative Agent's election, (i) applied against the Obligations in such manner and order as Administrative Agent elects, or (ii) returned to the Loan Parties.

                        (d) In any event, upon the occurrence and during the continuation of a Default at any time, Administrative Agent may (but has no obligation to) apply all or any portion of such Proceeds, or additional funds provided by the Loan Parties, in Administrative Agent's possession to the payment of the Obligations, whether or not due, in such order and manner as Administrative Agent elects, and/or to the cure of any Default (or Potential Default) without waiving the same.

        2.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Each Loan Party shall comply and cause each Project in the Collateral Pool owned by it to comply, with the terms, conditions, covenants, representations and warranties of this Agreement and the other Loan Documents, and, in all material respects, with all applicable Laws. No Loan Party shall, by act or omission, permit any property not subject to the lien of a Mortgage to rely on the Project in the Collateral Pool or any interest therein to fulfill any requirement of any Law. Each Loan Party shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Project in the Collateral Pool owned by such Loan Party. If any Loan Party receives a written notice or claim from any Person or Tribunal that the Project, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law, such Loan Party will promptly furnish a copy of such notice or claim to Administrative Agent.

        2.7 MAINTENANCE AND REPAIR. Each Project Owner will keep its Project in the Collateral Pool in good order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of such Project to be misused, abused or wasted or to deteriorate, reasonable wear and tear and damage by fire or other casualty excepted. Notwithstanding the foregoing, no Loan Party will, without the prior written consent of Administrative Agent, (i) remove from the Project any fixtures or personal property covered by a Mortgage except such as is replaced by such Loan Party by an article of equal suitability and value, owned by such Loan Party, free and clear of any lien or security interest (except that created by a Mortgage), or (ii) make any structural alteration to such Project or any other alteration thereto which impairs the value thereof.

        2.8 OPERATION OF PROJECT. Each Project Owner will operate its Project in the Collateral Pool in a good and workmanlike manner and, in all material respects, in accordance with all Laws and will pay all fees or charges of any kind in connection therewith. No Project Owner will use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, any of Project in the Collateral Pool in any manner which violates, in any material respect, any Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. No Loan Party will initiate or permit any zoning reclassification of a Project in the Collateral Pool or seek any variance under existing zoning ordinances applicable to such Project or use or permit the use of such Project in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Laws. No Loan Party will impose any easement, restrictive covenant or encumbrance upon a Project in the Collateral Pool, execute or file any subdivision plat or condominium declaration affecting such Project or consent to the annexation of such Project to any municipality, without the prior written consent of Administrative Agent. No Loan Party will do or suffer to be done any act whereby the value of any part of a Project in the Collateral Pool may be lessened in any material respect. Each Loan Party will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to each Project in the Collateral Pool. Without the prior written consent of Administrative Agent or unless noted in the Permitted Encumbrances, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Land regardless of the depth thereof or the method of mining or extraction thereof. Each Loan Party will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing a Project in the Collateral Pool) incurred in the construction, maintenance, operation and development of such Project to be promptly paid, except to the extent contested in good faith. Reference is hereby made to EXHIBIT I of this Agreement, the provisions of which are incorporate herein for all purposes. Each Loan Party shall comply with the requirements of
EXHIBIT I and each of the Security Documents as the same relates to the Collateral owned by such Loan Party.

        2.9 ESTOPPEL CERTIFICATES. Each Loan Party, within twenty (20) days after request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Administrative Agent reasonably may request.

        2.10 WAIVER REGARDING FLOOD STATUS. To the extent permitted by Law, each Loan Party hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against Administrative Agent and the Lenders arising from any failure of Administrative Agent or the Lenders to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of Administrative Agent or the Lenders to provide any such Loan Party with written notification within ten days prior to the Closing Date whether any Project in the Collateral Pool is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Project in the Collateral Pool.

        2.11 NOTICE TO ADMINISTRATIVE AGENT. Each Loan Party shall promptly within ten (10) days after obtaining knowledge of any of the following events affecting such Loan Party (or, if known by such Loan Party, any other Loan Party), notify Administrative Agent in writing thereof, specifying in each case the action such Loan Party has taken or will take with respect thereto: (a) any material violation of any Law by such Loan Party; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against any Loan Party or the Project in the Collateral Pool owned by any Loan Party, and any material development therein (except for litigation against any Loan Party, if the amount is less than $100,000, so long as such litigation is covered by such Loan Party's insurance and the insurance company has not refused the tender or defense or coverage); (c) any actual or threatened condemnation of any portion of any Project in the Collateral Pool, any negotiations with respect to any such taking, or any loss of or substantial damage to any Project in the Collateral Pool; (d) any written notice received by such Loan Party with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to any Project in the Collateral Pool; (e)any lien filed against any Project in the Collateral Pool or stop notice served on such Loan Party; or
(f) any permit, license, certificate or approval with respect to any Project in the Collateral Pool required to be obtained and maintained by Law lapses or ceases to be in force and effect in any material respect.

        2.12 FINANCIAL STATEMENTS. Borrower shall deliver to Administrative Agent the Financial Statements and other statements and information at the times and for the periods described in EXHIBIT B and any other Loan Document. Each Loan Party will make all of its books, records and accounts available to Administrative Agent and its representatives upon request and will permit them to review and copy the same, at reasonable times. Each Loan Party shall, promptly after obtaining knowledge thereof, notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of such Loan Party and, if known by such Loan Party, any other Loan Party. Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.

        2.13 APPRAISAL. Administrative Agent may obtain from time to time, an Appraisal of all or any part of a Project in the Collateral Pool prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent. Each such appraiser and Appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such Appraisal shall be borne by Borrower if (A) such Appraisal is required in connection with the exercise by Borrower of its option to extend the Maturity Date of the Loan, (B) if Administrative Agent obtains such Appraisal after the occurrence and during the continuation of a Default, (C) such required Appraisal is required by any governmental authority or laws or regulations, or (D) Administrative Agent reasonably determines that there has been a material decline in the value of the applicable Project since the date of the last appraisal of the Project). Each such appraiser and appraisal shall be reasonably satisfactory to Administrative Agent (and comply with applicable regulatory requirements). The costs of each such Appraisal shall be due and payable by Borrower on demand and shall be secured by the Loan Documents. The costs of any additional Appraisals shall be paid by the Lenders. Administrative Agent shall provide a copy of such Appraisal to each Lender upon receipt and to Borrower, upon request by Borrower.

        2.14 ERISA AND PROHIBITED TRANSACTION TAXES. As of the date hereof and throughout the term of this Agreement, (a) no Loan Party is or will be (i) an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or (ii) a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code, as amended (the "CODE"); (b) no assets of any Loan Party do and will constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R.

ss.2510.3-101; (c) no Loan Party is and will be a "governmental plan" within the meaning of Section 3(32) of ERISA; (d) each Loan Party which is or will subject to state statutes regulating investments of fiduciaries with respect to governmental plans will comply in all material respects with the requirements of such state statutes; and (e) no Loan Party shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of its or the Lenders' rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Each Loan Party further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section as Administrative Agent may from time to time request.

        2.15    ENVIRONMENTAL MATTERS.

                        (a) VIOLATIONS. No Loan Party will cause, commit, permit or allow to continue (i) any violation, in any material respect, of any Environmental Requirement (A) by such Loan Party or by any other Person (B) by or with respect to the Project or any use of or condition or activity on its Project in the Collateral Pool, or (ii) the attachment of any environmental lien to the Project. No Loan Party will place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or storage tank (or similar vessel) on the Project and each Loan Party will keep the Project free of Hazardous Material, except those that are naturally occurring, installed by public utilities, or used in the ordinary course of the operation or occupancy of the Project and in accordance with applicable Environmental Requirements.

                        (b) NOTICE TO ADMINISTRATIVE AGENT. Each Project Owner shall promptly deliver to Administrative Agent a copy of each written report pertaining to its Project in the Collateral Pool prepared by or on behalf of such Project Owner pursuant to any Environmental Requirement. Each Project Owner shall immediately advise Administrative Agent in writing of any Environmental Claim or of the discovery of any Hazardous Material on such Project, except those Hazardous Materials that are naturally occurring, installed by public utilities, or used in the ordinary course of the operation or occupancy of the Project and in accordance with applicable Environmental Requirements, as soon as such Project Owner first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

                        (c)     SITE ASSESSMENTS AND INFORMATION. If
Administrative Agent shall ever have reason to believe that any Hazardous Material affects any Project in the Collateral Pool, or if any Environmental Claim is made or threatened, or if a Default shall have occurred and is continuing under the Loan Documents, or upon the occurrence of the Release Date (hereinafter defined) as to any Project in the Collateral Pool, if requested by Administrative Agent, Borrower, at Borrower's expense, shall provide or shall cause the Project Owner to provide, to Administrative Agent from time to time, in each case within sixty (60) days after Administrative Agent's request, an Environmental Assessment (hereinafter defined) made after the date of Administrative Agent's request. As used in this Agreement, the term "Environmental Assessment" means a report of an environmental assessment of the Project in question of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request, by a consulting firm reasonably acceptable to Administrative Agent and made in accordance with Administrative Agent's established guidelines. Borrower will cooperate, and will cause each Project Owner to cooperate, with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Borrower and the Project Owner to facilitate the completion of the Environmental Assessment. If Borrower fails to furnish Administrative Agent within ten (10) days after Administrative Agent's request with a copy of an agreement with a reasonably acceptable environmental consulting firm to provide such Environmental Assessment, or if Borrower fails to furnish to Administrative Agent such Environmental Assessment within sixty (60) days after Administrative Agent's request, Administrative Agent may cause any such Environmental Assessment to be made at Borrower's expense and risk. Administrative Agent and its designees are hereby granted access to such Project at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to the Lenders, any loan participants or assignees, prospective loan participants or assignees, and regulatory authorities if required by such regulatory authorities, any information Administrative Agent ever has about the environmental condition or compliance of the Project, but shall be under no duty to disclose any such information except as may be required by Law and, at the request of Borrower, Administrative Agent shall provide Borrower with a list of parties to whom Administrative Agent has disclosed such information. Administrative Agent shall be under no duty to make any Environmental Assessment of any Project, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on any Project, or that there has been or shall be compliance with any Environmental Requirement, nor shall any Loan Party or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent's request. Neither Administrative Agent nor any Lender owe any duty of care to protect any Loan Party or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting any Project.

                        (d) REMEDIAL ACTIONS. If any Hazardous Material is discovered on a Project in the Collateral Pool at any time and regardless of the cause, (i) Borrower, at Borrower's sole risk and expense, remove, treat, and dispose of, or cause the Project Owner to remove, treat or dispose of, the Hazardous Material in compliance in all material respects with all applicable Environmental Requirements and solely under Borrower's or the Project Owner's name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of the Project as contemplated by the Loan Documents, and provide Administrative Agent with satisfactory evidence thereof; and (ii) if requested by Administrative Agent, Borrower shall, or shall cause the Project Owner to, provide to Administrative Agent within thirty (30) days of Administrative Agent's request a bond, letter of credit or other financial assurance evidencing to Administrative Agent's reasonable satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by clause (i) preceding and to discharge any assessments or liens established against the Project as a result of the presence of the Hazardous Material on the Project. Within fifteen
(15) days after completion of such remedial actions, Borrower shall obtain and deliver to Administrative Agent an Environmental Assessment of the Project made after such completion and confirming to Administrative Agent's satisfaction that all required remedial action as stated above has been taken and successfully completed and that Administrative Agent's environmental consultant shall have concurred with the conclusions set forth in such Environmental Assessment and confirmed to Administrative Agent that adequate measures have been taken by Borrower or Project Owner to eliminate any credible risk of further (or a recurrence of such) contamination on the Project or any adjacent property. Administrative Agent on behalf of Lenders may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from the Project (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if Borrower or Project Owner fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Administrative Agent (without limitation of the rights of Administrative Agent on behalf of Lenders to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and Administrative Agent and its designees are hereby granted access to the Project at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

        2.16 FINANCIAL COVENANTS. Borrower hereby covenants and agrees with Administrative Agent and the other Lenders as follows:

                        (a) MINIMUM TANGIBLE NET WORTH. As of each Test Date during the term of the Loan, Borrower shall have a Tangible Net Worth of not less than $30,000,000; and

                        (b) MINIMUM LIQUIDITY. As of each Test Date during the term of the Loan, Borrower shall have Liquid Assets at least equal to $3,000,000; and

                        (c) LIABILITIES/NET WORTH. As of each Test Date during the term of the Loan, the ratio (expressed as a percentage) of (i) all consolidated liabilities of Borrower, determined in accordance with GAAP as of any Test Date, to (ii) the consolidated net worth of Borrower, determined in accordance with GAAP as of the same Test Date, shall not be greater than seventy-five percent (75%).

        2.17 CITICORP COVENANTS(a) . Subsidiary Guarantor will comply in all material respects with all of its obligations and responsibilities under the Citicorp Lease and will not permit a default by landlord to occur thereunder. Subsidiary Guarantor will keep Administrative Agent fully informed with respect to any dispute between landlord and Citicorp under the Citicorp Lease, any default or allegation of default by either party to the Citicorp Lease. Subsidiary Guarantor will not amend or modify the Citicorp Lease without the prior written consent of Administrative Agent and will not enter into any agreement to terminate or cancel the Citicorp Lease before the end of the stated term thereof or waive or release any material rights of landlord to fully enforce the terms of the Citicorp Lease as such terms exist on the date of this Agreement. Upon the request of Administrative Agent, Subsidiary Guarantor will request an estoppel letter from Citicorp with respect to factual matters regarding the Citicorp Lease, containing such matters as Administrative Agent may reasonably require.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

        As an inducement to Administrative Agent and Lenders to make Advances of the Loan to Borrower, each Loan Party hereby severally represents and warrants as to the following, as the same relates to such Loan Party and the Collateral owned by such Loan Party, which representations and warranties shall be true as of the Closing Date and shall remain true on any Funding Date:

        3.1 ENVIRONMENTAL REPRESENTATIONS. Each Loan Party, after due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on its Project or elsewhere in connection with any activity on its Project, hereby represents and warrants to, and covenants with, Administrative Agent and Lenders, without regard to whether they have or hereafter obtain any knowledge or report of the environmental condition of its Project (a) during the period of the Project Owner's ownership of the Project, such Project has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could reasonably be expected to give rise to the release of any Hazardous Material on such Project; to the best of such Person's knowledge, no such use of such Project occurred at any time prior to the period of the Project Owner's ownership of the Project; and to the best of such Person's knowledge, no such use on any adjacent property occurred at any time prior to the date hereof; (b) to the best of such Person's knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Project, except those that are naturally occurring, installed by public utilities or used in the ordinary course of operation or occupancy of the Project and in accordance with applicable Environmental Requirements; (c) no Loan Party has received notice or has knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any of the Project or any adjacent property or concerning whether any condition, use or activity on any of the Project or any adjacent property is in violation of any Environmental Requirement; (d) the present conditions, uses and activities on the Project do not violate any Environmental Requirement and the use of the Project which the owner of such Project (and each Tenant, if any) makes and intends to make of the Project complies and will comply with, in all material respects, all applicable Environmental Requirements; (e) the Project does not appear on and to the best of such Person's knowledge has never been on the National Priorities List, any federal or state "superfund" or "superlien" list, or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; (f) no Loan Party has ever applied for and been denied environmental impairment liability insurance coverage relating to the Project; and (g) no Loan Party has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Project by reason of any Environmental Requirement.

        3.2 PATRIOT ACT DUE DILIGENCE. No Loan Party and no Affiliate of any Loan Party is named on any list of Specially Designated Nationals or known or suspected terrorists that has been generated by the Office of Foreign Assets Control ("OFAC"), nor are any of them organized in, or citizens or residents of any country that is subject to embargo or trade sanctions enforced by OFAC (collectively, "RESTRICTED PARTIES"). Each Loan Party has conducted due diligence with respect to each of its Subsidiaries and Affiliates, such that the Loan Party has formed a reasonable belief that it knows the true identity of each of its Subsidiaries and Affiliates. To the best knowledge of each Loan Party, no funds of any Restricted Parties used in connection with this transaction were derived from illegal or suspicious activities.

        3.3 EXISTENCE. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas. Borrower is in good standing and is authorized to transact business under the laws of the states in which its respective property is located. The Loan Documents have been duly authorized, executed and delivered by Borrower and each constitutes the duly authorized, valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. Subsidiary Guarantor and each other Loan Party is a corporation, limited liability company or partnership, as applicable, duly formed, validly existing and in good standing under the laws of the state of its incorporation or organization. Subsidiary Guarantor and each other Loan Party is in good standing and is authorized to transact business under the laws of the states in which its respective property is located. The Loan Documents have been duly authorized, executed and delivered by Subsidiary Guarantor and each other Loan Party and each constitutes the duly authorized, valid and legally binding obligation of Subsidiary Guarantor and each other Loan Party, enforceable against such Subsidiary Guarantor and each other Loan Party in accordance with their respective terms.

        3.4 OTHER AGREEMENTS. No Loan Party is in default, in any material respect, under any material contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the other Loan Documents will not (i) to such Loan Party's knowledge, violate, in any material respect, any provisions of Law or any applicable regulation, order or other decree of any Tribunal, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which such Loan Party is bound. No Loan Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would likely materially and adversely affect any Project in the Collateral Pool or the business, operations, or financial condition of any Loan Party.

        3.5 PROJECT. Each Project Owner owns fee simple title to its Project free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only the Permitted Encumbrances. To the best knowledge of each Project Owner, such Project is in compliance, in all material respects, with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. Except as may be disclosed in the Title Insurance delivered to Administrative Agent as of the Closing Date, the zoning and subdivision approval of the Project and the right and ability to use or operate the Improvements are not in any way dependent on or related to any real estate other than the Project and public property or rights of way. To the best knowledge of each Project Owner, there are no, nor are there any alleged or asserted, material violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to such Project, or any part thereof. Each Project Owner has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own and lease such Project and carry on its business, and to the best knowledge of each Project Owner, its Project is in compliance in all material respects with all applicable legal requirements and is free of structural defects, and, to the best knowledge of each Project Owner, after due inquiry, all building systems contained therein are in good working order, subject to ordinary wear and tear. No Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements.

        3.6 PROJECT ACCESS. Each Project in the Collateral Pool is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

        3.7 UTILITIES. All utility services necessary and sufficient for the use or operation of any Project in the Collateral Pool is available including water, storm, sanitary sewer, gas, electric and telephone facilities. Except as expressly shown on any Survey of the Project to the contrary, such utilities are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Project.

        3.8 FLOOD HAZARDS/WETLANDS. Except as disclosed on the Survey of the Project, no Project in the Collateral Pool is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Project.

        3.9 TAXES/ASSESSMENTS. Each Project in the Collateral Pool is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes not yet delinquent. Copies of the current general real estate tax bills with respect to each Project in the Collateral Pool have been delivered to Administrative Agent. Said bills cover each such Project in its entirety and do not cover or apply to any other property. There is no pending or, to the best knowledge of each Loan Party who is the record owner of a Project in the Collateral Pool, contemplated action pursuant to which any special assessment may be levied against any portion of such Project.

        3.10 EMINENT DOMAIN. As of the date hereof, there is no eminent domain or condemnation proceeding pending or, to the best knowledge of each Loan Party, threatened, relating to any Project in the Collateral Pool.

        3.11 LITIGATION. There is no pending, or to the best knowledge of each Loan Party, threatened litigation, arbitration or other proceeding or governmental investigation (herein, "LITIGATION") involving or affecting any Project in the Collateral Pool or the validity, enforceability, or priority of any of the Loan Documents, or against any Loan Party which constitutes a Material Adverse Effect. If any such Litigation is threatened or commenced (a) that seeks to enjoin, prevent, or declare invalid or unlawful any Loan Party's occupancy, use or operation of the Improvements; (b) that endangers, questions or attacks the title to any part of the Project or the validity, enforceability, or priority of any Loan Document; (c) that seeks to levy upon or seize any part of the Project; (d) for any condemnation or taking of any part of or interest in the Project; (e) regarding any claimed damage, default, or diminution or offset against Rent; (f) with respect to any claimed personal injury, death or property damage on or about the Project; or (g) which constitutes a Material Adverse Effect; then the Loan Parties shall promptly and vigorously contest such Litigation in good faith, resist the entry of any temporary or permanent injunction, and seek the stay of any such injunction that may be entered.

        3.12 ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Administrative Agent or the Lenders by any Loan Party contains any untrue statement of a material fact or omits to state a material fact which would affect any Advance or Lenders' decision to make any Advance hereunder.

        3.13 FOREIGN OWNERSHIP. No Loan Party nor any partner in any Loan Party is or will be, and no legal or beneficial interest of a partner in any Loan Party is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of Internal Revenue Code Sections 897 and 1445, the Foreign Investments in Real Project Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

        3.14 SOLVENCY. No Loan Party is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or
(iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them. No Loan Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Loan Party has knowledge of any Person contemplating the filing of any such petition against it. The fair saleable value of each Loan Party's assets exceeds and will, immediately following the making of the Loan, exceed such Loan Party's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Loan Party's assets is and will, immediately following the making of the Loan, be greater than each such Loan Party's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. The assets of each Loan Party do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Loan Party intends to, nor believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Loan Party and the amounts to be payable on or in respect of obligations of such Loan Party).

        3.15 FINANCIAL STATEMENTS; NO CHANGE. Borrower has heretofore delivered to Administrative Agent copies of the most current, consolidated Financial Statements of Borrower and its Subsidiaries. Said Financial Statements were prepared on a basis consistent with that of preceding years, and all of such Financial Statements present fairly, in all material respects, the financial condition of Borrower and its Subsidiaries as of the dates in question and the results of operations for the periods indicated. Since the dates of such Financial Statements, there has been no material adverse change in the business or financial condition of Borrower or its Subsidiaries.

No Loan Party has any material contingent liabilities not provided for or disclosed in said Financial Statements.

        3.16 MARGIN STOCK; COMMERCIAL LOAN. No proceeds of the Loan shall be used by any Loan Party in any manner that might cause the borrowing or the application of such proceeds to violate Regulations U, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934. The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. The proceeds of the Loan shall be used for commercial purposes and each Loan Party hereby stipulates that the Loan shall be construed for all purposes as a commercial loan.

        3.17 TAX FILINGS. Each Loan Party has filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Loan Party.

        3.18 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of any Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Loan Party which has not been disclosed to Administrative Agent which materially and adversely affects, nor as far as each such Loan Party can foresee, might materially and adversely affect, any Project or the business operations or financial condition of each Loan Party.

        3.19 CITICORP LEASE(a) . With respect to the Citicorp Lease: a true, complete and correct copy (including all modifications, supplements and amendments) has been delivered to Administrative Agent; to the best of Subsidiary Guarantor's knowledge, there currently exists no uncured material default thereunder by either Citicorp or Subsidiary Guarantor; no Loan Party has received or holds any security deposit or more than one month's advance rent paid by Citicorp thereunder; Subsidiary Guarantor has performed in all material respects all of landlord's duties and obligations thereunder that are required to be performed as of the date hereof; all amounts required to be paid by Subsidiary Guarantor thereunder to Citicorp have been paid in full; Citicorp has not notified any Loan Party orally or in writing that it intends to vacate its space prior to the end of the stated term of the Citicorp Lease except that Citicorp has provided notification that it will be vacating its space in stages to the date of termination of the Citicorp Lease but Citicorp will continue to satisfy its payment obligations under the Citicorp Lease through the end of the term of the Citicorp Lease; no dispute currently exists between Subsidiary Guarantor and Citicorp regarding that amount of taxes, insurance and other "pass through" expenses that have been charged to Citicorp or are currently being charged to Citicorp and Subsidiary Guarantor has no knowledge of the existence of any such dispute. After the date this Agreement is executed by both parties, no material changes in the Citicorp Lease shall be made and no new lease or rental agreement shall be entered into concerning the Irving, Texas Project without Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed.

                        ARTICLE 4 - DEFAULT AND REMEDIES

        4.1 EVENTS OF DEFAULT. The occurrence of any one of the following shall be a default under this Agreement ("DEFAULT"):

                        (a) FAILURE TO PAY INDEBTEDNESS. Any (i) principal or interest of the Loan is not paid when due on the Maturity Date, or in the case of any of the principal or interest on the Loan due on a date other than the Maturity Date, any of such principal or interest is not paid within five (5) days after the same became due, (ii) any draw under an LC is not reimbursed to Issuing Bank when required in accordance with this Agreement (and Administrative Agent is not authorized to make an Advance hereunder for the amount of Borrower's reimbursement obligation as provided in SECTION 1.10 hereof), or
(iii) other Indebtedness (other than principal or interest on the Loan or a reimbursement obligation in respect of a LC) is not paid within thirty (30) days after the same became due.

                        (b) NONPERFORMANCE OF COVENANTS. Any covenant, agreement or condition herein or in any other Loan Document (other than covenants otherwise addressed in another paragraph of this SECTION 4.1, such as covenants to pay the Indebtedness) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein or in such other Loan Document or, if this Agreement or such other Loan Document does not provide for such a notice or grace period, within thirty (30) days after written notice and demand by Administrative Agent for the performance of such covenant, agreement or condition (or if such failure cannot be cured within that original 30-day period and Borrower delivers written notice to Administrative Agent promptly within that original 30-day period of Borrower's or such other Loan Party's intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original 30-day period and diligently pursues same, the Loan Parties shall have such additional period of time, not exceeding sixty
(60) days next following the end of the original 30-day period, as shall be necessary to effect the cure); PROVIDED, HOWEVER, that there shall be no obligation of Administrative Agent to give any such notice and no right of a Loan Party to cure under this paragraph if the event or condition is intentionally caused by a Loan Party.

                        (c)     DEFAULT UNDER OTHER LOAN DOCUMENTS. There occurs
(i) any Default under any other Loan Document, or (ii) an Early Termination Date (as defined in any Master Agreement) resulting from (A) any event of default under such Master Agreement as to which a Loan Party is the Defaulting Party (as defined in such Master Agreement), or (B) any Termination Event (as so defined) under such Master Agreement as to which a Loan Party is an Affected Party (as so defined) and, in either event, a Loan Party fails to pay such the amounts due under such Swap Transactions within thirty (30) days after the same became due (it being the understanding of Borrower and Lenders that, subject to the terms and provisions of this Agreement, the proceeds of the Loan may be used by Borrower to pay amounts which may become due under any Swap Transactions).

                        (d) REPRESENTATIONS. Any statement, representation or warranty in any of the Loan Documents or in any Financial Statement heretofore or hereafter delivered to Administrative Agent in connection with the Loan is false, misleading or erroneous in any material respect on the Closing Date or on the date as of which such statement, representation or warranty is made.

                        (e)     BANKRUPTCY OR INSOLVENCY. Any Loan Party:

                                (i)     (A) Executes an assignment for the
                        benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of and Debtor Relief Laws, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of any Project in the Collateral Pool or any part thereof or of any significant portion of its other property; or

                                (ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Laws or seeking appointment of a receiver, trustee, custodian or liquidator of any Project in the Collateral Pool or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or one hundred twenty (120) days next following the date of its filing; or

                                (iii)   Conceals, removes, or permits to be
                        concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

                                (iv) Fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any Project in the Collateral Pool; or

                                (v) Fails to pay within thirty (30) days any final (unappealable) money judgment against it.

                        (f) TRANSFER OF THE PROJECT. Any sale, conveyance, assignment, pledge, or transfer of all or any part of any Project in the Collateral Pool or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except sales or transfers of items of the Accessories (as defined in the Mortgage) which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by the applicable Project Owner, having a value equal to or greater than the replaced items when new. Administrative Agent may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Administrative Agent may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Administrative Agent in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Administrative Agent may require, a principal paydown on the Loan, an increase in the rate of interest payable under the Loan, a transfer fee, a modification of the term of the Loan, and any other modification of the Loan Documents which Administrative Agent may require.

                        (g) TRANSFER OF OWNERSHIP OF SUBSIDIARY GUARANTOR OR CERTAIN SUBSIDIARY SPES. The sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Subsidiary Guarantor or any Subsidiary SPE that is a Loan Party, without the prior written consent of Administrative Agent (including, without limitation, the withdrawal from or admission into Subsidiary Guarantor or any Subsidiary SPE that is a Loan Party of any member or joint venturer).

                        (h) GRANT OF EASEMENT, ETC. Without the prior written consent of Administrative Agent, any Project Owner grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers in any material respect its Project in the Collateral Pool, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not adversely affect such Project.

                        (i) ABANDONMENT. Any Project Owner abandons its Project in the Collateral Pool.

                        (j) DEFAULT UNDER OTHER LIEN. A default or event of default occurs under any lien, security interest or assignment covering any Project in the Collateral Pool or any part thereof (whether or not Administrative Agent has consented, and without hereby implying Administrative Agent's consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

                        (k) DESTRUCTION. Any Project in the Collateral Pool is so demolished, destroyed or damaged that, in the reasonable opinion of Administrative Agent, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final Maturity Date as required by SECTION 2.5 hereof.

                        (l) CONDEMNATION. (i) Any Tribunal shall require, or commence any proceeding for, the demolition of any building or structure comprising a material part of any Project in the Collateral Pool, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of such Project, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause such Project to fail to comply with applicable laws or legal requirements.

                        (m) LIQUIDATION, ETC. The liquidation, termination, dissolution, merger, consolidation or failure of any Loan Party to maintain good standing in the State where any Project in the Collateral Pool owned by such Loan Party is located and in the state of incorporation or organization of such Loan Party.

                        (n) ENFORCEABILITY; PRIORITY. Any Loan Document shall for any reason without Administrative Agent's specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Administrative Agent, Issuing Bank, or a Lender; or the liens, mortgages or security interests of Administrative Agent in any Project in the Collateral Pool become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Borrower or any other Loan Party.

                        (o) CITICORP LEASE. The occurrence of a default by Citicorp or Borrower under the Citicorp Lease, after taking into consideration applicable notice, grace and cure periods, if any.

        4.2     REMEDIES.

                        (a) Upon and during the continuation of a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, at law or in equity or otherwise, including (i) declaring any and all Indebtedness immediately due and payable; (ii) reducing any claim to judgment; or (iii) obtaining appointment of a receiver (to which each Loan Party hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage. However, upon and during the continuation of a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (1) terminate Lenders' Commitment to lend hereunder; (2) in its own name on behalf of the Lenders or in the name of Borrower, enter into possession of any Project in the Collateral Pool, perform all work necessary to maintain and repair any Improvements; or (3) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness.

                        (b) Each Loan Party hereby appoints Administrative Agent as its attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower's name upon the occurrence and during the continuation of a Default: (i) use such sums as are necessary, including any proceeds of the Loan, (ii) endorse the name of such Loan Party on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to any Project in the Collateral Pool; (iii) do every act with respect to the ownership and operation of the Improvements that such Loan Party may do; (iv) prosecute or defend any action or proceeding incident to any Project in the Collateral Pool, and (v) pay, settle, or compromise all bills and claims so as to clear title to the Project. Any amounts expended by Administrative Agent itself or on behalf of Lenders in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Neither Administrative Agent nor Lenders shall have any liability to Borrower or any other Loan Party for the sufficiency or adequacy of any such actions taken by Administrative Agent.

                        (c) No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening or during the continuation of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of a Mortgage following or during the continuation of any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note, or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower and the other Loan Parties, or the Projects in the Collateral Pool or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note, or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.

                        (d) Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders. No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at law or in equity.

                        ARTICLE 5 - ADMINISTRATIVE AGENT

        5.1     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

                        (a)     Each Lender hereby irrevocably (subject to
SECTION 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                        (b) No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other Loan Party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent's satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, ARTICLE 4 or pursuant to any other Loan Document, and any action so taken or not taken shall be deemed consented to by Lenders.

                        (c) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any other Loan Party, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Loan Party) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise:

                                (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under the Loan Documents allowed in such judicial proceeding); and

                                (ii)    to collect and receive any monies or
                        other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under
SECTION 5.10 and the other Loan Documents. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of the Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of the Lenders except as approved by the Required Lenders in any such proceeding.

        Issuing Bank shall act on behalf of Lenders with respect to any LC issued by it and the documents associated therewith, and Issuing Bank shall have all of the benefits and immunities (i) provided to Administrative Agent in this
ARTICLE 5 with respect to any acts taken or omissions suffered by Issuing Bank in connection with any LC issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such LC as fully as if the term "Administrative Agent" as used in this ARTICLE 5 and in the definition of "Agent-Related Person" included Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to Issuing Bank.

        5.2 DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        5.3 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower, any other Loan Party or any subsidiary or Affiliate of a Loan Party, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this

Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower, any other Loan Party, or any of their Affiliates.

        5.4 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.

        5.5 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender, or Borrower referring to this Agreement, describing such Default that Administrative Agent determines will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with ARTICLE 4; PROVIDED, HOWEVER, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

        5.6     CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
AGENT.

                        (a) Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and each Loan Party, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to

Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties.

                        (b) Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for each Lender's inspection during reasonable business hours and at the Lender's expense, upon the Lender's written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent's possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, or any other Loan Party or other Person liable for payment or performance by the Loan Parties of any obligations under the Loan Documents, then in Administrative Agent's possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent's possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or any other Loan Party, or any of their respective Affiliates; provided that nothing contained in this section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent's part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Loan Party or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.

        5.7 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, INCLUDING THOSE IN WHOLE OR PART ARISING FROM ADMINISTRATIVE AGENT'S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person


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

of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees) incurred by Administrative Agent as described in SECTION 6.10. The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.

        5.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that Borrower and Bank of America, N.A. or its Affiliate have entered or may enter into Swap Transactions. A portion of the Loan may be funded to honor Borrower's payment obligations under the terms of such Swap Transactions, and Lenders shall have no right to share in any portion of such payments. Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties' Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms "Lender" and "Lenders" include Bank of America, N.A. in its individual capacity.

        5.9     SUCCESSOR ADMINISTRATIVE AGENT.

                        (a)     Administrative Agent may resign as
Administrative Agent upon thirty (30) days' notice to Lenders; provided that any such resignation by Bank of America, N.A. shall also constitute its resignation as Issuing Bank. If Administrative Agent resigns under this Agreement, then Required Lenders shall appoint from among the other Lenders a successor administrative agent for Lenders, provided that Borrower shall have the right to approve such successor administrative agent at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, then Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among the other Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Issuing Bank and the respective terms "Administrative Agent" and "Issuing Bank" shall mean such successor administrative agent and issuing bank and the retiring Administrative Agent's appointment, powers, and duties as Administrative Agent shall be terminated and the retiring Issuing Bank's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank or any other Lender, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the LCs, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such LCs. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Agreement, including SECTION 6.10 of this Agreement, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above.

                        (b) Notwithstanding the foregoing, Bank of America, N.A. agrees that, for so long as Bank of America, N.A. remains Administrative Agent and so long as no Default has occurred and is continuing, Bank of America, N.A., together with its Affiliates, will hold a Commitment aggregating no less than the amount equal to the smallest Commitment held by any Lender (without giving effect to any mergers thereof other than Bank of America, N.A.). If Bank of America, N.A. resigns as Issuing Bank, then it shall retain all the rights and obligations of Issuing Bank hereunder with respect to any LC outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto.

        5.10    RELEASES; ACQUISITION AND TRANSFERS OF COLLATERAL.

                        (a)     Lenders hereby irrevocably authorize
Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders to transfer or sell, any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness, (ii) constituting a release, transfer or sale of a lien or property if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) after foreclosure or other acquisition of title (1) for a purchase price of 90% of the value indicated in the most recent Appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the Appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.

                        (b) If all or any portion of the Collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the "ACQUISITION DATE"). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, "PROJECT MANAGER") experienced in the management, leasing, sale and/or dispositions of similar properties. After consulting with the Project Manager, Administrative

Agent shall prepare a written plan for completion of construction (if required), operation, management, improvement, maintenance, repair, sale and disposition of the Collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the "BUSINESS PLAN"). Administrative Agent will deliver the Business Plan not later than the sixtieth
(60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Project Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.

                        (c) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent's authority to sell, transfer or release any such liens of particular types or items of Collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

                        (d) If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Collateral for which one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer ("PURCHASE OFFER") to purchase all of non-consenting Lender's right, title and interest in the collateral for a purchase price equal to non-consenting Lender's Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) ("NET PROCEEDS"). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender's right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender's Pro Rata Share of the Net Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or 90 days after the Purchase Offer, regardless of whether the collateral has been sold.

        5.11 APPLICATION OF PAYMENTS. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, proceeds from the foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders ("PAYMENTS") shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent's separate account) shall, as applicable, be apportioned pro rata among Lenders. Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders. Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender. Such apportionment shall be made until Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts. All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Collateral received by Administrative Agent, shall be applied FIRST, to pay any fees, indemnities, costs, expenses (including those in SECTION 5.7) and reimbursements then due to Administrative Agent from Borrower; SECOND, to pay any fees, costs, expenses and reimbursements as may be provided for herein then due to Lenders from Borrower; THIRD, to pay pro rata interest due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of the Indebtedness and Administrative Agent Advances; FIFTH, to pay any indebtedness of Borrower under Swap Transactions; and LAST, to Borrower or to Borrower's successors or assigns, or such other Persons (including the holder or beneficiary of any inferior lien) as may be entitled thereto by Law.

        5.12 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to Borrower, Subsidiary Guarantor or Subsidiary SPE, Administrative Agent (irrespective of whether the principal of the Loan or any LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                        (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan, any LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel) and all other amounts due Lenders and Administrative Agent under this Agreement including SECTION 6.10 of this Agreement and allowed in such judicial proceeding; and

                        (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses,


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

disbursements, and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement, including
SECTION 6.10 of this Agreement.

        Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment, or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        5.13 BENEFIT. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent's or Lenders' rights to later assert them in whole or in part.

        5.14 CO-AGENTS; LEAD MANAGERS. None of the Lenders or other Persons now or hereafter identified as a "syndication agent", "documentation agent", "co-agent", "book manager", or "lead manager", "arranger", "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders or other Persons so identified as a "syndication agent", "documentation agent", "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                    ARTICLE 6 - GENERAL TERMS AND CONDITIONS

        6.1 CONSENTS; BORROWER'S INDEMNITY. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent's or the Required Lenders' judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or the Required Lenders; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or the Required Lenders; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or any Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any Appraisal, or Lease or contract, or any other matter incident to any Project in the Collateral Pool. Any inspection, appraisal or audit of any Project in the Collateral Pool or the books and records of any Loan Party, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent's and Lenders' protection only, and shall not constitute an assumption of responsibility to any Loan Party or anyone else with regard to the condition, value, construction, maintenance or operation of any Project in the Collateral Pool, or relieve any Loan Party of such Loan Party's obligations. Each Loan Party has selected its own surveyors, architects, engineers, contractors, materialmen and all other Persons or entities furnishing services or materials to the Project in the Collateral Pool owned by such Loan Party. Neither Administrative Agent nor any Lender has any duty to supervise or to inspect any of the Projects in the Collateral Pool or any duty of care to any Loan Party to protect against, or inform any Loan Party of the existence of, negligent, faulty, inadequate or defective Improvements comprising any part of any Project in the Collateral Pool. Neither Administrative Agent nor any Indemnified Party shall be liable or responsible for, and each Loan Party shall indemnify each Agent-Related Person and each Indemnified Party and their respective Affiliates, directors, officers, agents, attorneys and employees (collectively, the "INDEMNITIES") from and against: (a) any Claims, arising from or relating to (i) any defect in any Project in the Collateral Pool or the Improvements, (ii) the performance or failure of performance of any Loan Party or such Loan Party's surveyors, architects, engineers, contractors, or any other Person, with respect to the Improvements,
(iii) any failure to repair, maintain, protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the repair, maintenance or renovation of the Improvements, (v)in connection with the protection and preservation of the Collateral (including those with respect to property taxes, insurance premiums, operation, management, improvements, maintenance, repair, sale and disposition), (vi) the performance of any obligation of each Loan Party whatsoever, or (vii) Environmental Damages; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitees in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in SECTION 6.6) or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement; and (d) any and all liabilities, losses, costs or expenses (including reasonable attorney fees and costs) that any Indemnified Party suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnified Party is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn, (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), INCLUDING IN WHOLE OR PART ANY LOSS ARISING OUT OF AN INDEMNIFIED PARTY'S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Upon demand by Administrative Agent, each Loan Party shall diligently defend any Claim which affects a Project in the Collateral Pool or is made or commenced against Administrative Agent or any Lender, whether alone or together with any Loan Party or any other Person, all at the sole cost and expense of such Loan Party and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment. In the alternative, at any time Administrative Agent may elect to conduct its own defense on behalf of itself or any Lender through counsel selected by Administrative Agent and at the reasonable cost and expense of the Loan Parties.

        6.2 MISCELLANEOUS. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Administrative Agent, Lenders and each Loan Party and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances. Time shall be of the essence with respect to the payment and performance of the obligations of each Loan Party under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by Texas Law (without regard to any conflict of Laws principles that would apply any other Law) and applicable United States federal Law.

        6.3     NOTICES.

                6.3.1 MODES OF DELIVERY; CHANGES. Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing. Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to SECTION 6.3.2 below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to SECTION 6.3.3 below) electronic mail address to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any notice to Borrower shall constitute notice to all Loan Parties and neither Administrative Agent or Lenders shall be required to give separate notice to each Loan Party. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

                6.3.2 EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                6.3.3 LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                6.3.4 RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Advance notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower and each Loan Party shall, jointly and severally, indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower, INCLUDING IN WHOLE OR PART FOR AN AGENT RELATED PERSON'S OR LENDER'S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE, except to the extent of their gross negligence or willful misconduct. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, the Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.

        6.4 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Loan Party is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        6.5     SUCCESSORS AND ASSIGNS.

                        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                        (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan; PROVIDED THAT:

                                (i) so long as no Default has occurred and is continuing the assigning Lender's Commitment after the assignment must be at least $10,000,000.00, and except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund as defined in subsection (h) of this Section with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                                (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned;

                                (iii) any assignment of a Commitment must be approved by Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                                (iv)    the parties to each assignment shall
                        execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, plus the cost of any applicable endorsement to the Title Insurance or new Title Insurance.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower's and each other Loan Party's obligations surviving termination of this Agreement). Upon request, Administrative Agent shall prepare and Borrower shall execute and deliver a Note ("REPLACEMENT NOTE") to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                        (c) The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall forward the Assignment and Assumption and the Replacement Note to the Title Company for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of each Lender's Pro Rata Share of the Loan (and such Lender's participation in the LC Exposure) owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                        (d) Any Lender may, without the consent of, but with prior notice to Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan [and such Lender's participation in the LC Exposure] owing to it); PROVIDED THAT (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv)except to the extent consented to by Administrative Agent and Borrower, in their reasonable discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, except any amendment, waiver or other modification of this Agreement that, pursuant to
SECTION 6.9 hereof, requires the consent of all Lenders.

                        (e) A Participant shall not be entitled to receive any greater payment under SECTIONS 1.7, 1.8 or 1.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

                        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights (but not its obligations) under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                        (g) If the consent of Borrower to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the provision to the first sentence of subsection (b) above), Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day. Borrower acknowledges that no other Loan Party shall have the right to consent any assignment and Borrower's consent, to the extent required, shall be binding on all other Loan Parties.

                        (h) As used herein, the term "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) that is (i) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a person that is primarily engaged in the business of commercial banking and that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; or (iv) other lenders or institutional investors approved by the Administrative Agent and Issuing Bank and unless a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). Neither the Borrower, another Loan Party nor any Affiliate of Borrower or a Loan Party shall be an Eligible Assignee. As used herein, the term "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business and the term "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender,
(b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        6.6 CONFIDENTIALITY. Each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates respective partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors and representatives (collectively, "REPRESENTATIVES")(it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any governmental agency or regulatory authority having or purporting to have jurisdiction to regulate or oversee any aspect of any Lender's business or that of its Representatives (including any self-regulatory authority, such as the National Association of Insurance Commissioners) in connection with the exercise of such authority or claimed authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or such counterparty's or prospective counterparty's professional advisors) to any Swap Transaction or derivative transaction relating to any Loan Party and its obligations; (g) with the consent of Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party. For purposes of this Section, "INFORMATION" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than (i) any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, (ii) any such information that is any Lender's possession prior to its being provided by or on behalf of Borrower or any Subsidiary, provided that such information is not known by such Lender to be subject to another confidentiality agreement with, or other legal or contractual obligation of confidentiality to, Borrower or any Subsidiary, and
(iii) any information that is or becomes publicly available (other than through a breach of this Agreement by Lenders). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the Loan and the Loan Documents. This Agreement is intended to provide express authorization that Lenders (and each employee, representative, or other agent of Lenders) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Lenders relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transaction.

        6.7 SET-OFF. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other Loan Party, any such notice being waived by Borrower (on its own behalf and on behalf of each such Loan Party to the fullest extent permitted by
Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, Banker's lien, or similar rights against any deposit account or other property or asset of Borrower or any other Loan Party whether or not located in California or another state with certain laws restricting Lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its Affiliates held by such Lender, without the prior written approval of Administrative Agent and the Required Lenders.

        6.8 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 6.4 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Each Loan Party agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to SECTION 6.7 with respect to such participation as fully as if such Lender were the direct creditor of such Loan Party in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        6.9 AMENDMENTS; SURVIVAL. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in ARTICLE 5 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders, except any Material Borrower Amendment (as defined below), without the consent of Borrower, any other Loan Party or any other Person or the execution by Borrower, any other Loan Party or any other Person of any such amendment or intercreditor agreement. As used herein, the term "MATERIAL BORROWER AMENDMENT" means any amendment to the terms, conditions or agreements in this Agreement that purports to (i) increase the number of the Lenders required to approve or disapprove any matter or to take or refrain from taking any action hereunder, or (ii) any other change that adversely affects the rights or obligations of any Loan Party hereunder. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent's discretion or determination, or otherwise in Administrative Agent's reasonable determination shall not have a Material Adverse Effect; PROVIDED however, otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower and the other Loan Parties or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED further however, no such amendment, waiver or consent shall:

                        (a) extend (except in accordance with SECTION 1.5 hereof) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender's Commitment);

                        (b) postpone (except in accordance with SECTION 1.5 hereof) any date fixed by this Agreement or any other Loan Document for any payment, excluding mandatory prepayments, of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

                        (c) reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrower to pay interest at the Past Due Rate for periods of up to thirty days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Past Due Rate thereafter, or to amend the definition of "Past Due Rate";

                        (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;

                        (e) change the definition of "Pro Rata Share" or "Required Lender" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

                        (f) amend this Section, or SECTION 6.8, without the written consent of each Lender;

                        (g) release the liability of Borrower or any other Loan Party without the written consent of each Lender;

                        (h) permit the sale, transfer, pledge, mortgage or assignment of any Collateral or any direct or indirect interest in Borrower or any Loan Party, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or

                        (i) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Collateral except as permitted in SECTION 5.10, without the written consent of each Lender.

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender. This Agreement shall continue in full force and effect until the Indebtedness is paid in full, the LC Exposure shall be fully paid and released or collateralized as provided in SECTION 1.10, and all of Administrative Agent's and Lenders' obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnified Parties, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.

        6.10 COSTS AND EXPENSES. Without limiting any Loan Document and to the extent not prohibited by applicable Laws or in this Agreement, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all reasonable, out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of

Administrative Agent, including (a) all reasonable fees and expenses of Administrative Agent's counsel; (b) reasonable fees and charges of each Engineer; (c) Appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for each Loan Party; (g) escrow fees; (h) reasonable fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Administrative Agent, including reasonable attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of Advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of any Mortgage or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

        6.11    TAX FORMS. (a)

                                (i)     Each Lender, and each holder of a
                        participation interest herein, that is not a "United States person" (a "FOREIGN LENDER") within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time ("CODE") shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to the Loan Documents, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the


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

                        reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                                (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                                (iii) Borrower shall not be required to pay any additional amount to any Foreign Lender under
                        SECTION 1.11(A) with respect to any Taxes required to be deducted or withheld (A) on the basis of the information, certificates or statements of exemption such Lender transmits with an United States Internal Revenue Service Form W-8IMY pursuant to this subsection
                        (a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (a); provided that if such Lender shall have satisfied the requirement of this subsection (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (a) shall relieve Borrower of its obligation to pay any amounts pursuant to SECTION 1.11 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                                (iv)    Administrative Agent may, without
                        reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower or another

                        Loan Party is not required to pay additional amounts under this subsection (a).

                        (b) Upon the request of Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)
(30) of the Code shall deliver to Administrative Agent two duly signed completed copies of United States Internal Revenue Service Form W-9. If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                        (c) If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness and the resignation or replacement of Administrative Agent.

        6.12 FURTHER ASSURANCES. Each Loan Party will, upon Administrative Agent's reasonable request, (a) promptly correct any defect or error in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to any Project in the Collateral Pool; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent to comply with the requirements of any agency having jurisdiction over Administrative Agent.

        6.13 INDUCEMENT TO LENDERS. The representations, warranties, covenant and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving any Loan Party or the Project, foreclosure, or conveyance in lieu of foreclosure.

        6.14 FORUM. Each Party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in SECTION 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any Project in the Collateral Pool is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Indebtedness. Each Party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Each Party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in SECTION 6.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.

        6.15 INTERPRETATION. References to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to "Persons" shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

        6.16 NO PARTNERSHIP, ETC. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower. Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower or any Loan Party and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower, any other Loan Party, and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower or any Loan Party with reference to any Project in the Collateral Pool or otherwise. In no event shall Administrative Agent's or Lenders' rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of any Loan Party.

        6.17 RECORDS. The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of each Loan Party set forth on the books and records of Administrative Agent shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent's books and records shall not limit or affect the obligations of each Loan Party under the Loan Documents to make payments on the Loan when due.

        6.18 COMMERCIAL PURPOSE. Each Loan Party warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or each Loan Party is a business or commercial organization. Each Loan Party further warrants that all of the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

        6.19 SERVICE OF PROCESS. Each Loan Party hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof to 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 Attention: Gerald J. Reihsen III, the agent hereby designated and appointed by each Loan Party as such Loan Party's agent for service of process. Each Loan Party irrevocably agrees that such service shall be deemed to be service of process upon such Loan Party in any such suit, action, or proceeding. Nothing in any other Loan Document shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any other Loan Document will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against any Loan Party in the courts of any jurisdiction or jurisdictions.

        6.20 USA PATRIOT ACT NOTICE. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

        6.21 ENTIRE AGREEMENT. The Loan Documents constitute the entire understanding and agreement between each Loan Party, Administrative Agent, Issuing Bank, and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between each Loan Party, Administrative Agent, Issuing Bank and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower or any Loan Party with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

        6.22    DISPUTE RESOLUTION.

                        (a) ARBITRATION. Except to the extent expressly provided below, any Dispute shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the applicable rules for arbitration of disputes of JAMS LLC, a Delaware limited liability company, or any successor thereof ("JAMS") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower, any other Loan Party, Administrative Agent, Issuing Bank or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this dispute resolution provision only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

                        (b)     SPECIAL RULES.

                                (i) The arbitration shall be conducted in Dallas, Texas.

                                (ii) The arbitration shall be administered by JAMS, who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the "arbitrator").

                                (iii)   All arbitration hearings will be
                        commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                                (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

                                (v) The arbitrator will have the authority to decide whether any Dispute is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Disputes is the equivalent of the filing of a lawsuit.

                                (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator.

                                (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

                                (viii)  No arbitration arising out of or
                        relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the undersigned and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

                        (c) RESERVATIONS OF RIGHTS. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement,
(ii) apply to or limit the right of (A) any Lender (subject to SECTIONS 1.8 and 6.7 and ARTICLE 5) to exercise self help remedies such as (but not limited to) setoff, or (B) Administrative Agent on behalf of the Lenders to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) Administrative Agent on behalf of the Lenders to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) Administrative Agent or any Lender to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Administrative Agent or such Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts), or (iii) limit the right of any Loan Party to obtain from a court provisional or ancillary remedies (such as but not limited to injunctive relief), which right may be exercised by such Loan Party before or during the pendency of any arbitration proceeding brought pursuant to this Agreement. Administrative Agent or a Lender or a Loan Party, as applicable, may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

                        (d) CONFLICTING PROVISIONS FOR DISPUTE RESOLUTION. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

                        (e) JURY TRIAL WAIVER IN ARBITRATION. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

        6.23 WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND THE PARTIES HERETO HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED and DELIVERED as of the date set forth above.

ADDRESS FOR NOTICES FOR BORROWER,                       BORROWER:
SUBSIDIARY GUARANTOR AND SUBSIDIARY SPES:
                                                        BEHRINGER HARVARD SHORT-TERM
c/o Behringer Harvard Funds                             OPPORTUNITY FUND I LP, a Texas limited partnership
15601 Dallas Parkway, Suite 600
Addison, Texas 75001                                    By:     Behringer Harvard Advisors II LP, a Texas
Attention: Gerald J. Reihsen, III                               limited partnership, its general partner

The Federal Tax Identification                                  By:     Harvard Property Trust, LLC, a
Number of Borrower: 71-0897614                                          Delaware limited liability company,
                                                                        its general partner

                                                                        By:
                                                                           --------------------------------
                                                                           Gerald J. Reihsen, III
                                                                           Executive Vice President

                                                        SUBSIDIARY GUARANTOR:
                                                        --------------------

NOTE:  Subsidiary Guarantor is a                        BEHRINGER HARVARD 250/290 CARPENTER LP,
disregarded entity for U.S. federal                     a Texas limited partnership
income tax  purposes and Subsidiary
Guarantor has no separate Federal                       By:     BEHRINGER HARVARD 250/290 CARPENTER GP, LLC,
Tax Identification Number                                       a Texas limited  liability company,
                                                                its sole general partner
For reporting purposes, the Federal Tax
Identification Number of Subsidiary                             By:
Guarantor is: 71-0897614                                           --------------------------------
                                                                Name:   Gerald J. Reihsen, III
                                                                Title:  Secretary


ADMINISTRATIVE AGENT'S ADDRESS FOR NOTICES:             BANK OF AMERICA, N.A., a national banking
                                                        association, in its capacity as Administrative Agent,
901 Main Street, 21st Floor                             Issuing Bank and a Lender
Dallas, Texas 75202
Attention:  Real Estate Loan Administration             By:
                                                           --------------------------------
                                                        Name:   Donald S. Byerly
                                                        Title:  Senior Vice President

                                   EXHIBIT "A"

                 DESCRIPTION OF PROJECTS IN THE COLLATERAL POOL

1.      IRVING, TEXAS PROJECT:

BEING all of the re-plat of Site 5 of the Revision of Las Colinas, Area II, an addition to the City of Irving, Dallas County, Texas, according to the plat thereof recorded in Volume 81047, Page 1139, Map Records, Dallas County, Texas, together with certificate of correction recorded in Volume 86158, Page 893, Deed Records, Dallas County, Texas, and being more particularly described as follows:

Beginning at a 5/8 inch iron rod set for corner at the intersection of the Southwest right-of-way line of East John W. Carpenter Freeway (State Highway No.
114) (variable width right-of-way) with the Southeast right-of-way line of Goodson Drive (60 foot right-of-way) at the most Northern corner of said addition;

Thence South 39 degrees 34 minutes 30 seconds East, along the Southwest right-of-way line of said East John W. Carpenter Freeway a distance of 324.50 feet to a 1/2 inch iron rod found for corner (control monument);

Thence South 27 degrees 39 minutes 21 seconds East, continuing along said East John W. Carpenter Freeway a distance of 408.98 feet to a 5/8 inch iron rod set for corner;

Thence South 51 degrees 15 minutes 27 seconds East, continuing along the Southwest right-of-way line of said East John W. Carpenter Freeway a distance of
101.20 feet to a 5/8 inch iron rod set for corner at its intersection with the Northwest right-of-way line of Wingren Drive (60 foot right-of-way), said point being the most Eastern corner of said addition;

Thence South 50 degrees 20 minutes 43 seconds West, along the Northwest right-of-way line of said Wingren Drive a distance of 75.33 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the left having a radius of 999.59 feet, a central angle 16 degrees 55 minutes 41 seconds, and a chord which bears South 42 degrees 22 minutes 34 seconds West, a distance of 294.26 feet;

Thence in a Southwesterly direction along the curving Northwest right-of-way line of said Wingren Drive an arc distance of 295.33 feet to an "x" set for corner;

Thence South 32 degrees 22 minutes 07 seconds West, continuing along the Northwest right-of-way line of said Wingren Drive, a distance of 115.00 feet to a 1/2 inch iron rod found for corner (control monument) at the beginning of a curve to the left having a radius of 1225.68 feet, a central angle of 10 degrees 12 minutes 59 seconds, and a chord which bears South 28 degrees 15 minutes 26 seconds West, a distance of 218.26 feet;

Thence in a Southwesterly direction along the curving right-of-way line of said Wingren Drive an arc distance of 218.55 feet to a 5/8 inch iron rod set for corner at its intersection with the


Exhibit A - Legal Description - Page 1

Northeast right-of-way line of Decker Drive (60 foot right-of-way) at the most southern corner of said addition;

Thence North 68 degrees 19 minutes 38 seconds West, along the Northeast right-of-way line of said Decker Drive a distance of 14.31 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the right having a radius of 626.57 feet, a central angle of 21 degrees 31 minutes 54 seconds, and a chord which bears North 57 degrees 27 minutes 13 seconds West, a distance of 234.08 feet;

Thence in a Northwesterly direction along the curving right-of-way of said Decker Drive an arc distance of 235.46 feet to a 5/8 inch iron rod set for corner;

Thence North 46 degrees 41 minutes 46 seconds West, along the Northeast right-of-way line of said Decker Drive a distance of 282.99 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the left having a radius of 699.26 feet, a central angle of 19 degrees 29 minutes 33 seconds, and a chord which bears North 56 degrees 29 minutes 29 seconds West, a distance of 236.75 feet;

Thence in a Northwesterly direction along the curving right-of-way of said Decker Drive an arc distance of 237.90 feet;

Thence North 66 degrees 06 minutes 17 seconds West, along the Northeast right-of-way line of said Decker Drive a distance of 24.19 feet to a 5/8 inch iron rod set for corner at its intersection with the Southeast right-of-way line of said Goodson Drive, at the most Western corner of said addition;

Thence North 30 degrees 27 minutes 05 seconds East, along the Southeast right-of-way line of said Goodson Drive a distance of 490.03 feet to a 5/8 inch iron rod set for corner at the beginning of a curve to the right having a radius of 820.69 feet, a central angle of 19 degrees 59 minutes 59 seconds, and a chord which bears North 40 degrees 25 minutes 30 seconds East, a distance of 285.02 feet;

Thence in a Northeasterly direction, along the curving right-of-way line of said Goodson Drive an arc distance of 286.47 feet to a 5/8 inch iron rod set for corner;

Thence North 50 degrees 25 minutes 30 seconds East, a distance of 195.00 feet to the Place of Beginning and containing 15.407 acres of land.



Exhibit A - Legal Description - Page 2

                                   EXHIBIT "B"

                      DEFINITIONS AND FINANCIAL STATEMENTS

        1. DEFINITIONS. As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

        "ADVANCE" shall mean all sums outstanding under each Note and an advance of the Loan hereafter made in accordance with EXHIBIT F.

        "ADVANCE REQUEST" means a notice substantially in the form of EXHIBIT F-1 attached hereto with respect to a proposed Advance hereunder the proceeds of which shall be used for the purposes permitted by this Agreement. Each Advance Request shall be executed by the chief executive officer, the chief financial officer or the treasurer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Administrative Agent and specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Advance requested,
(iii) whether such Advances shall be Base Rate Principal or LIBOR Rate Principal, (iv) if such Advance is LIBOR Rate Principal, the initial Interest Period applicable thereto, and (v) that the amount of the proposed Advance will not cause, the outstanding principal balance of the Loan to exceed the lesser of
(B) the Aggregate Commitments, or (B) the Maximum Commitment Amount then in effect.

        "ADJUSTED LIBOR RATE" means the quotient (rounded upwards to the next higher 1/100 of 1%) obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,

                "LONDON INTERBANK OFFERED RATE" means, with respect to any applicable Interest Period, the rate per annum appearing on Reuters LIBOR01 Page (or any successor page) as the British Bankers' Association Libor Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "London Interbank Offered Rate" shall mean, for any Interest Period therefor, the rate per annum appearing on such other page or service selected by Administrative Agent that shows the British Bankers' Association Libor Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, HOWEVER, if more than one rate is specified on such other page or service, the applicable rate shall be the arithmetic mean of all such rates; and

                "LIBOR RESERVE PERCENTAGE" means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board whether or not applicable to any Lender, in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes


Exhibit B - Page 1
        deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not any Lender has any Eurocurrency liabilities. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

        "ADMINISTRATIVE AGENT" means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        "ADMINISTRATIVE AGENT ADVANCES" has the meaning set forth in SECTION
1.14 of this Agreement.

        "ADMINISTRATIVE AGENT'S OFFICE" means Administrative Agent's address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.

        "ADMINISTRATIVE AGENT'S TIME" means the time of day observed in the city where Administrative Agent's Office is located.

        "ADVANCE TERMINATION DATE" means the date which is ten (10) days prior to the Maturity Date, as the same may be extended pursuant to this Agreement.

        "AFFILIATE" means any Person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "AGENT-RELATED PERSONS" means Administrative Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

        "AGREEMENT" means this Credit Agreement dated as of the date first written above by and among each Loan Party, Administrative Agent, Issuing Bank and the Lenders, as it may be amended, restated, supplemented or otherwise modified from time to time.

        "ANNUALIZED ADJUSTED EXPENSES" means the GREATER of (i) the aggregate, actual cash operating expenses of each Project in the Collateral Pool (excluding non-cash expenses such as depreciation and expenses paid from reserves) calculated for each calendar month during the trailing twelve (12) month period, but: (a) not including payments of principal or interest on the Loan or reimbursement obligations in respect of any LC during such period; and (b) adjusted to include (but without duplication of the above) appropriate monthly accruals for each such Project for: (1) a management fee of at least four percent (4%) per annum, (2) periodic expenses such as property taxes and insurance, and (3) a reserve (not less than $0.20 per square foot of leaseable space in the Improvements per annum) for capital repairs and replacements, or
(ii) the projected operating expenses per square foot of leaseable space in the Improvements, annualized, as


Exhibit B - Page 2
determined by Administrative Agent pursuant to a current Appraisal of each such Project, prepared by an appraiser acceptable to Administrative Agent and satisfactory to Administrative Agent in all respects, as reviewed, adjusted and approved by Administrative Agent in accordance with its customary internal appraisal requirements.

        "ANNUALIZED ADJUSTED INCOME" means, with respect to each Project in the Collateral Pool, for any future, twelve (12) month period, the projected base rental income, plus Tenant Reimbursements, to be paid to the Project Owner during or in respect of such period pursuant to the terms of Approved Leases in effect as of the commencement of such period, adjusted for each calendar month during such period as necessary to reflect a vacancy factor equal to the GREATER of (i) the actual vacancy of each such Project or (ii) ten percent (10%). Annualized Adjusted Income shall not include amounts paid by Tenants pursuant to any Leases that do not constitute Approved Leases or any security deposits, late fees or charges, and other penalties and charges other than the monthly gross rental payable by the Tenant under each Approved Lease and Tenant Reimbursements. Annualized Adjusted Income shall not include any free rent or prepaid rent received from any Tenant under the terms of any Approved Lease which is not allocable to the rent that would otherwise be payable during such period.

        "APPRAISAL" means, with respect to each Project in the Collateral Pool, a written appraisal of such Project prepared by an appraiser acceptable to Administrative Agent and requested by Administrative Agent, in each case in form, content and methodology satisfactory to Administrative Agent and in compliance with all applicable legal and regulatory requirements (including the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (or any successor statute thereto), and the regulations promulgated thereunder).

        "APPROVED ENVIRONMENTAL CONSULTANT" means any qualified, independent environmental consultant reasonably acceptable to Administrative Agent.

        "APPROVED LEASE" has the meaning set forth in EXHIBIT "I". As of the date of this Agreement, the only Approved Lease is the Citicorp Lease.

        "APPROVED VALUE" means, as to each Project in the Collateral Pool, an amount equal to the "as vacant" value of such Project, as established by Administrative Agent, as reasonably determined on the basis of the most current Appraisal therefor, which value may not necessarily be the same as that set forth in the Appraisal.

        "ASSIGNMENT OF RENTS AND LEASES" means each Assignment of Leases and Rents and Other Income executed and acknowledged by the Project Owner in favor of Administrative Agent, for the benefit of the Lenders, in form acceptable to Administrative Agent, as any such Assignment of Rents and Leases may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

        "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT L.

        "AUTHORIZATION" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution


Exhibit B - Page 3
authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any Improvements located on any Project in the Collateral Pool or for the use, occupancy or operation of any such Project and all amendments, modifications, supplements and addenda thereto.

        "BASE RATE" means, on any day, a simple rate per annum equal to the sum of the Prime Rate for that day. Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.

         "BASE RATE PRINCIPAL" means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.

        "BORROWER" has the meaning set forth in the introductory paragraph of this Agreement.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located or, if such day relates to any LIBOR Rate, means any such day on which dealings in dollar deposits are conducted by and between banks in the London, England interbank eurodollar market.

        "CASH" means money, currency, or a credit balance in a Deposit Account.

        "CASH EQUIVALENTS" means, as of any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier I capital (as defined in such regulations) of not less than $100,000,000, and (e) shares of any money market mutual fund that has (i) at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) net assets of not less than $500,000,000, and (iii) the highest rating obtainable from either S&P or Moody's.

        "CITICORP" means Citicorp North America, Inc.

        "CITICORP LEASE" means the Lease with Citicorp that encumbers the rentable space in the Irving Texas Project.


Exhibit B - Page 4

        "CLAIMS" means any and all claims, demands, liabilities (including strict liability), losses, damages, causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind of character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable.

        "CLOSING DATE" means the date of this Agreement.

        "COLLATERAL" means with respect to each Project in the Collateral Pool, all property, whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by the Project Owner or in which the Project Owner has or shall acquire an interest, to the extent of such Project Owner's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to Administrative Agent and/or the Lenders or in which a lien is granted to Administrative Agent and/or the Lenders to secure all or any part of the Obligations, whether pursuant to the Security Documents or otherwise, including the Mortgaged Property, the Leases and Rents, and any and all proceeds of the foregoing relating to such Project.

        "COLLATERAL POOL" means, at the time in question, all of the Collateral that secures the Loan at such time, including the Irving, Texas Project and any other Project added to the Collateral Pool with the consent of Administrative Agent and Borrower; it being the intent of Borrower and Administrative Agent that neither party shall be obligated or required to add or accept additional Projects to the Collateral Pool.

        "COLLATERAL POOL COST" means, at the time in question, the aggregate purchase price paid by the applicable Project Owner to acquire its Project (whether one Project or more) that secures the Loan, as approved by Administrative Agent.

        "COLLATERAL POOL VALUE" means, at the time in question, the aggregate Approved Value of the Mortgaged Property (whether one Project or more) that secures the Loan.

        "COMMITMENT" means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan (including the LC Exposure) in an aggregate principal amount not exceeding the amount set forth opposite such Lender's name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT E annexed hereto delivered to Administrative Agent by Borrower pursuant to EXHIBIT B.

        "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.


Exhibit B - Page 5

        "DEEMED PRINCIPAL BALANCE" means, as of any date, the maximum principal amount of the Loan, plus all LC Exposure, less any permanent limitation on the Commitments of Lenders hereunder.

        "DEFAULT" has the meaning set forth in SECTION 4.1 of this Agreement.

        "DEFAULTING LENDER" means a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.

        "DEFAULTING LENDER AMOUNT" means the Defaulting Lender's Pro Rata Share of a Payment Amount.

        "DEFAULTING LENDER PAYMENT AMOUNTS" means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.

        "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.

        "DISPUTE" means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document,
(c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

        "ELIGIBLE ASSIGNEE" has the meaning set forth in SECTION 6.5.

        "ENGINEER" means any reputable engineer approved by Administrative Agent (not to be unreasonably withheld) licensed as such in the state in which the applicable Project in question is located.

        "ENGINEERING REPORT" means, with respect to any Project, a written report prepared by an Engineer, describing and analyzing the physical condition of the Improvements comprising part of such Project, describing any necessary or recommended repairs, estimating the cost of such repairs and otherwise in form and substance reasonably satisfactory to Administrative Agent.

        "ENVIRONMENTAL CLAIM" means any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement (hereinafter defined), against any Loan Party or against or with respect to any Project or any condition, use or activity on any Project (including any such action against Administrative Agent or any Lender), and any claim at any time threatened or made by any Person against any Loan Party or against or with respect to any Project or any condition, use or activity on any Project (including any such claim against Administrative Agent or any Lender), relating to damage,


Exhibit B - Page 6
contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material (hereinafter defined) or any Environmental Requirement.

        "ENVIRONMENTAL DAMAGES" means any and all Claims made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Release Date (hereinafter defined) and arising in whole or in part from (1) the presence of any Hazardous Material on any Project, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from any Project, or the migration or release or threatened migration or release of any Hazardous Material to, from or through any Project, on or before the Release Date; or (2) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on any Project; or (3) the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or (4) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or (5) any Environmental Claim, or the filing or imposition of any environmental lien against any Project, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (1) through (4) preceding; and regardless of whether any of the foregoing subparagraphs (1) through (5) was caused by any Loan Party or a tenant or subtenant, or a prior owner of the Project or its tenant or subtenant, or any third party, including but not limited to (i) injury or damage to any Person, property or natural resource occurring on or off of any Project, including but not limited to the cost of demolition and rebuilding of any improvements on real property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of such Project as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any Person or governmental authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (v) the settlement of any claim or judgment.

        "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss. 6901 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEQ. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET


Exhibit B - Page 7

SEQ.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET seq.; and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

        "ENVIRONMENTAL REQUIREMENT" means any Environmental Law (herein defined), agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

        "EXCUSABLE DELAY" means a delay caused by unusually adverse weather conditions, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of any Loan Party (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which such Loan Party notifies Administrative Agent in writing within five (5) days after obtaining knowledge of such occurrence; PROVIDED, HOWEVER, no Excusable Delay shall suspend or abate any obligation of any Loan Party or any other Person to pay any money.

        "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America, N.A. on such day on such transactions as determined by Administrative Agent.

        "FINANCIAL STATEMENTS" means, for each reporting party, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a Subsidiary. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a "reporting party" and a specified period to which the required Financial Statements relate is a "reporting period". Notwithstanding the foregoing, the financial statements filed by Borrower in its periodic reports under the Securities Exchange Act of 1934, as amended, shall be deemed to meet the requirements of this paragraph as to Borrower and its Subsidiaries.

        "FUNDING DATE" means the date on which an Advance of the Loan shall occur.

        "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.


Exhibit B - Page 8

        "GUARANTY" means each guaranty executed by Subsidiary Guarantor and/or any Subsidiary SPE, in the form approved by Administrative Agent, as such guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "HAZARDOUS MATERIAL" means any substance, whether solid, liquid or gaseous: which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause a contamination or nuisance on any Project or any adjacent property or a hazard to the environment or to the health or safety of Persons on any Project.

        "IMPROVEMENTS" means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary, and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

        "INDEBTEDNESS" means any and all indebtedness to Administrative Agent, or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan.

        "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 6.1.

        "INDEMNIFIED PARTIES" means (i) Administrative Agent on behalf of itself and the Lenders, Issuing Bank, and each Lender; (ii) the Trustee(s) under any Mortgage (the "TRUSTEE"); (ii) any Persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent, Issuing Bank, any Lender, and/or Trustee; (iii) any participants in the Loan; (iv) the directors, officers, partners, employees and agents of Administrative Agent, Issuing Bank or any Lender and/or Trustee, and/or such Persons; and (v) the heirs, personal representatives, successors and assigns of each of the foregoing Persons.

        "INTEREST PERIOD" means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1), two (2), or three (3) months thereafter, as elected by Borrower in the applicable Rate Election Notice; provided that:

                (a)     Each Interest Period must commence on a Business Day;

                (b) In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;


Exhibit B - Page 9

                (c) If any Interest Period applicable to LIBOR Rate Principal would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the next preceding Business Day;

                (d) Any Interest Period applicable to LIBOR Rate Principal that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last full calendar month at the end of such Interest Period; and

                (e) No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

        "IRVING, TEXAS PROJECT" means the Land more particularly described on EXHIBIT "A" and made a part hereof together with the Improvements located thereon generally known as 250 - 290 East John Carpenter Freeway, Irving, Texas, consisting of three office buildings containing approximately 536,241 net rentable square feet, with 1,104 surface parking spaces and 800 garage spaces.

        "LAND" means the real property located in the towns, counties and states more particularly described in Exhibit A to each Mortgage, together with all strips and gores within or adjoining such real property, all estate, right, title, interest, claim or demand whatsoever of Borrower or any Subsidiary Guarantor in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private, and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use said air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and shares of stock evidencing the same, all mineral, mining, gravel, geothermal, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto, and all claims or demands of any Subsidiary Guarantor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same.

        "LAWS" means all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Tribunals (including Environmental Laws) affecting Administrative Agent, Issuing Bank, any Lender, any Loan Party, or the Collateral or any part thereof, as the case may be (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all Authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments,


Exhibit B - Page 10
either of record or known to Borrower or any Subsidiary Guarantor, at any time in force affecting any Project or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Project or any part thereof or (ii) in any way limit the use and enjoyment thereof.

        "LC" means a standby letter of credit issued for the account of Borrower by Issuing Bank under this Agreement and under an LC Agreement.

        "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Issuing Bank) submitted and executed by Borrower to Issuing Bank for an LC for the account of Borrower. Bank of America's current form of LC Agreement is attached hereto as EXHIBIT "K".

        "LC EXPOSURE" means, without duplication, the sum of (a) the maximum undrawn amount of all existing and uncancelled LCs plus (b) the total unpaid reimbursement obligations of Borrower under drawings under all LCs.

        "LC SUBLIMIT" means an amount equal to $10,000,000.00. The LC Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "LEASE" means the Citicorp Lease and any other leases, licenses, concession agreements, franchise and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of any Loan Party, any sublease, subsublease or sublicense, which now or hereafter may affect any Project in the Collateral Pool or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every amendment, restatement, supplement, consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease or sublicense, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any guarantees of leasing commissions.

        "LEASING COMMISSIONS" means leasing commissions, fees or similar compensation payable by Borrower in connection with Approved Leases.

        "LENDER" means each lender from time to time party to this Agreement including, without limitation, the Issuing Bank and Bank of America, N.A., in its capacity as a lender hereunder.

        "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such on the SCHEDULE OF LENDERS, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

        "LIBOR MARGIN" means 1.75% per annum.

        "LIBOR RATE" means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate.


Exhibit B - Page 11

        "LIBOR RATE ELECTION" means an election by Borrower of an applicable LIBOR Rate in accordance with this Agreement.

        "LIBOR RATE PRINCIPAL" means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

        "LIEN" means any lien (including any lien or security title granted pursuant to any mortgage, deed of trust or deed to secure debt), pledge, hypothecation, assignment, security interest, charge, levy, attachment, restraint or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

        "LIQUID ASSETS" means, with respect to Borrower, as of any Test Date, the sum of Borrower's consolidated Cash and Cash Equivalents (in each case not subject to any Liens).

        "LOAN" means the aggregate of all Advances made by the Lenders to Borrower pursuant to the terms of this Agreement.

        "LOAN DOCUMENTS" means this Agreement (including all exhibits), the Notes, the Security Documents, each Guaranty, each Advance Request, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and/or delivered by any other Loan Party to Administrative Agent, on behalf of the Lenders, pursuant to this Agreement, as the same may be amended, modified, restated, replaced and supplemented from time to time.

        "LOAN PARTY" means, collectively, Borrower, Subsidiary Guarantor and each Subsidiary SPE now or hereafter made a party to this Agreement and a Guaranty (but only during the period Subsidiary Guarantor and such Subsidiary SPE is liable for the Obligations).

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the Collateral Pool, or the operations, business, properties, liabilities (actual and contingent) financial condition of Borrower and the Subsidiary Guarantors, taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.

        "MATURITY DATE" means September 1, 2008, as it may be earlier terminated in accordance with the terms hereof or extended in accordance with the provisions of SECTION 1.5 hereof.

        "MAXIMUM COMMITMENT AMOUNT" is defined in SECTION 1.3 hereof.

        "MOODY'S" means Moody's Investors Service, Inc. or, if Moody's no longer publishes ratings, another ratings agency acceptable to Administrative Agent.

        "MORTGAGE" means each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and each Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing executed and


Exhibit B - Page 12
acknowledged by a Loan Party in favor of Administrative Agent for the benefit of the Lenders (or, in the case of a deed of trust, to a trustee for the benefit of the Agent and the Lenders) in form acceptable to Administrative Agent, as each such agreement may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

        "MORTGAGED PROPERTY" has the meaning assigned to that term in each Mortgage.

        "NOTES" means (i) any promissory notes issued by Borrower on the Closing Date and (ii) any promissory notes issued by Borrower in connection with assignments of the Commitments and Advances of any Lenders, in each case substantially in the form of EXHIBIT M attached hereto, together with any additional notes in substitution and replacement thereof, issued by Borrower to each Lender hereunder, made payable to the order of each Lender in the amount of each Lender's Commitment and collectively, as amended, modified, replaced, restated, extended or renewed from time to time.

        "OBLIGATIONS" means all liabilities, obligations, covenants and duties of, Borrower, Subsidiary Guarantor and each other Loan Party from time to time owed to Administrative Agent or Lenders or any of them under or otherwise with respect to any Loan Document or otherwise with respect to the Loan and the LCs, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrues after the commencement by or against Borrower and/or Subsidiary Guarantor or any other Loan Party or any Affiliate of any of the foregoing of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.

        "ON" or "ON", when used with respect to any Project or any property adjacent to such Project, means "on, in, under, above or about".

        "PAYMENT AMOUNT" means an Advance of the Loan, an unpaid reimbursement obligation under an LC, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, or any other amount that a Lender is required to fund under this Agreement.

        "PERMITTED ENCUMBRANCES" means with respect to any Collateral, the following types of Liens: (i) Liens for real property taxes, assessments, vault charges, water and sewer rents, and other Impositions the payment of which is not delinquent, (ii) rights of Tenants under the Approved Leases in existence on the Closing Date and any Approved Leases entered into hereafter in accordance with the requirements of this Agreement; (iii) covenants, easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances not impairing the marketability of such Collateral and not interfering with the use of such Collateral for its intended purposes or with the ordinary conduct of the business of Borrower or any Subsidiary Guarantor; (iv) liens securing the Obligations (including any Mortgage or other recorded Loan Document); (v) Liens that are bonded and thereby released of record in a manner reasonably satisfactory to Administrative Agent; and (vi) all exceptions contained in the Title Insurance approved by Administrative Agent.


Exhibit B - Page 13

        "PERMITTED TRANSFERS" means any sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any registered or unregistered shares in Borrower occurring in the ordinary course of business in connection with the exchange of shares in the public equity markets or in exempt transactions between and among so-called accredited investors.

        "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Tribunals.

        "POTENTIAL DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would constitute a Default if that condition or event were not cured or removed within the applicable grace period.

        "PRIME RATE" means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its "prime rate," it being understood and agreed that such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in THE WALL STREET JOURNAL (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

        "PRINCIPAL DEBT" means the aggregate unpaid principal balance of the Loan at the time in question on any date of determination and without duplication, the aggregate unpaid principal balance of the Loan, together with all aggregate unpaid reimbursement obligations of Borrower, Subsidiary Guarantor or Subsidiary SPEs, as the case may be, in respect of drawings under all LCs.

        "PROJECT" means the Land and Improvements owned by a Project Owner that is operated independently from any other property owned by such Project Owner or any other Loan Party. The initial Project is the Irving, Texas Project.

        "PROJECT ANNUALIZED NET INCOME" means, the amount, if any, by which the Annualized Adjusted Income for the Projects in the Collateral Pool (based upon the Approved Leases in effect as of the end of the calendar month preceding any calculation by Administrative Agent hereunder) exceeds the Annualized Adjusted Expenses for such Projects for the period ending on the last day of the calendar month immediately preceding any calculation by Administrative Agent hereunder or the most recent calendar month for which all expenses have been determined, if the actual expenses for the prior calendar month have not yet been finalized).


Exhibit B - Page 14

        "PROJECT OWNER" means a Loan Party that owns a Project in the Collateral Pool.

        "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time. The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the SCHEDULE OF LENDERS.

        "RELEASE DATE" means, as to each Project, the earlier of the following two dates: (i) the date on which the Indebtedness and Obligations secured by the Mortgage encumbering such Project (other than those indemnifications or obligations which, by the terms of the Mortgage, expressly survive repayment of the Indebtedness or release of the Mortgage) have been paid and performed in full, any remaining LC Exposure is collateralized as provided in SECTION 1.10, and such Mortgage has been released; or (ii) the later date on which the lien of such Mortgage is fully and finally foreclosed (and all applicable redemption periods have expired) or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Project subject to such Mortgage has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by any Loan Party and its heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

        "RENTS" means all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to Borrower or any Subsidiary Guarantor to reimburse Borrower or Subsidiary Guarantor, as applicable, for amounts originally paid or to be paid by Borrower or such Subsidiary Guarantor or their agents or Affiliates for which such Tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, valet, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.

        "REQUIRED LENDERS" means as of any date of determination at least two Lenders having more than 50% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate more than 50% of the total outstanding amount of all Indebtedness; PROVIDED that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.


Exhibit B - Page 15

        "SCHEDULE OF LENDERS" means the schedule of Lenders party to this Agreement as set forth on EXHIBIT N, as it may be modified from time to time in accordance with this Agreement.

        "SECURITY DOCUMENTS" means, collectively, any Mortgage, Assignments of Rents and Leases, and all deeds of trust, deeds to secure debt, mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, UCC-3 amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of this Agreement, in order to grant to Administrative Agent the Liens in real, personal or mixed property of that Person, and to maintain such Liens, as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

        "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.

        "SUBSIDIARY GUARANTOR" means Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership and any other Subsidiary SPE who hereafter becomes a party to this Agreement and a Guaranty pursuant to SECTION 1.3 hereof.

        "SUBSIDIARY SPE" means each Subsidiary of Borrower to whom Borrower distributes all or any portion of the proceeds of the Loan, whether one or more, and if more than one, each one individually or all collectively; provided, that, Borrower shall make no distributions of any proceeds of the Loan to any Person other than a SPE Subsidiary without the consent of Administrative Agent.

        "SURVEY" means, with respect to each Project, a current survey map prepared by a surveyor licensed in the state in which such Project is located, reasonably acceptable to Administrative Agent, containing the legal description of such Project and conforming, and certified by such surveyor to Administrative Agent and the Lenders and the Title Company as conforming, to the requirements set forth on EXHIBIT G attached hereto or as otherwise approved by Administrative Agent in its sole discretion. Any such survey shall contain a certification by such surveyor to Administrative Agent and the Lenders stating whether the Project is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

        "SWAP TRANSACTION" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction


Exhibit B - Page 16

(including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement (the "MASTER Agreement") published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between any Lender (or its Affiliates) and Borrower or any Subsidiary Guarantor, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

        "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or, if S&P no longer publishes ratings, then another ratings agency acceptable to Administrative Agent.

        "TANGIBLE NET WORTH" shall mean as of any Test Date with respect to Borrower, the excess of consolidated total assets over consolidated total liabilities (contingent or otherwise, including without limitation, declared and unpaid distributions to partners) determined in accordance with GAAP; however, excluded from the determination of total assets shall be all assets that are classified under GAAP as intangible, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises.

        "TENANT" means any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee, including Citicorp.

        "TENANT IMPROVEMENTS" means tenant improvements required by an Approved Lease.

        "TENANT REIMBURSEMENTS" means amounts paid or to be paid by Tenants under Approved Leases during the preceding twelve calendar as reimbursements for operating expenses of the Project billed separately from the gross rent payable under such Approved Lease, such as by way of example but not limitation, taxes, insurance, utilities and common area maintenance charges, but EXCLUDING capital expenses and construction or tenant finish expenses incurred by Borrower which are amortized and reimbursed by the Tenant as part of the base or minimum rent payable under the Approved Lease during the term of the Approved Lease.

        "TENANT SUBORDINATION AGREEMENT" means any Subordination, Non-Disturbance and Attornment Agreement executed and acknowledged by a Tenant, Borrower or any Subsidiary Guarantor and Administrative Agent, and reasonably acceptable in form and substance to Administrative Agent, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

        "TEST DATE" shall mean, the last date of each calendar quarter (i.e., ever December 31st, March 31st, June 30th and September 30th) during the term of the Loan.

        "TITLE COMPANY" means Commonwealth Land Title Insurance Company, or any other national title insurance company acceptable to Administrative Agent in its sole discretion.

        "TITLE INSURANCE" means, with respect to each Project, the paid mortgagee policy or policies of title insurance, covering, in the aggregate, the full amount of the Loan, in the form of promulgated by the Texas State Board of Insurance if the Project is situated in Texas and the form authorized for use in the state where the Project is situated if the Project is situated in any


Exhibit B - Page 17
other State, conforming to the requirements set forth on EXHIBIT H attached hereto, and issued by the Title Company.

        "TREASURY RATE" means the rate of interest per annum on U.S. Treasury Notes having a maturity of ten years as shown in the 10-year listing in the "this week" column under the heading "Treasury Constant Maturities," of the FEDERAL RESERVE statistical release FORM H-15 which, as of the date that ten
(10) days prior to the date of any such determination of such Treasury Rate by Administrative Agent hereunder, has been most recently published (or, if for any reason that published rate is not available as of such date, another rate determined by Administrative Agent to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

        "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

        2. FINANCIAL STATEMENTS. Borrower shall provide or cause to be provided to Administrative Agent all of the following:

                (a) Financial Statements of Borrower and its Subsidiaries, prepared on a consolidated basis in accordance with GAAP, (i) for each fiscal year of Borrower, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of such fiscal year, and (ii) for each fiscal quarter of Borrower, as soon as reasonably practicable and in any event within sixty (60) days after the close of each fiscal quarter of Borrower.

                (b) Simultaneously with the delivery by Borrower of each of the Financial Statements required by clause (a) above, a Compliance Certificate for Borrower, executed by the chief financial officer or the treasurer of Borrower, in the form of that attached hereto as EXHIBIT E ("COMPLIANCE CERTIFICATE");

                (c) With respect to each Project: (i) quarterly operating reports for such Project, as soon as reasonably practicable and in any event within sixty (60) days after the end of each calendar quarter, which operating reports shall be in form and detail reasonably acceptable to Administrative Agent and shall contain, at a minimum, (A) a statement of all income and expenses in connection with such Project for each month during such calendar quarter (and for the calendar year through the end of such calendar quarter), and (B) a reconciliation to the capital and operating budget for such Project for the calendar year through the end of such calendar quarter, and (ii) a current rent roll for such Project, as soon as reasonably practicable but in any event within sixty (60) days after the end of each such calendar quarter, certified in writing as true and correct by a representative of Borrower satisfactory to Administrative Agent. Items provided under this paragraph shall be in form and detail reasonably satisfactory to Administrative Agent.

                (d) If requested by Administrative Agent, copies of filed federal and state income tax returns of Borrower and Subsidiary Guarantor for each taxable year, within


Exhibit B - Page 18
        twenty (20) days after filing. If any tax return is not filed on or before such initial due date, a copy(ies) of the IRS extension form(s) (reflecting the approval when required for the extension) must also be provided to Administrative Agent.

                (e) From time to time promptly after Administrative Agent's request, such additional information, reports and statements respecting each Project, or the business operations and financial condition of Borrower and each Subsidiary Guarantor, as Administrative Agent may reasonably request.

All Financial Statements shall contain or be attached to the signed and dated written certification of the Chief Financial Officer of Borrower, in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent and the other Lenders in connection with the extension of credit by Administrative Agent and the other Lenders were prepared in conformity with GAAP and fairly present, in all material respects, the financial position of Borrower and its Subsidiaries as at the date thereof and the results of operations of Borrower and its Subsidiaries for the period then ended, subject to changes resulting from audit and normal year end adjustments.


Exhibit B - Page 19

                                   EXHIBIT "C"

                    CONDITIONS PRECEDENT TO THE FIRST ADVANCE

        As conditions precedent to the first Advance of Loan proceeds and to the first issuance of an LC in connection with, or in lieu of, the first Advance of Loan proceeds, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the items set forth below. In addition, no Project shall be or become part of the Collateral Pool unless and until Administrative Agent shall have received and approved, as to any Project which Borrower proposes to add to the Collateral Pool, all of the items set forth below:

        1. FEES AND EXPENSES. Any and all required commitment and other fees, and evidence satisfactory to Administrative Agent that Borrower has paid all other fees, costs and expenses (including the reasonable fees and costs of Administrative Agent's counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.

        2. FINANCIAL STATEMENTS. The Financial Statements of Borrower and its Subsidiaries required by the terms of this Agreement.

        3. APPRAISAL. An Appraisal of each Project in the Collateral Pool made within thirty (30) days prior to the date of this Agreement, which appraises each such Project on a "as vacant" basis. Each Appraiser and Appraisal must be reasonably satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and each Appraiser must be engaged directly by Administrative Agent.

        4. AUTHORIZATION. Evidence Administrative Agent requires of the existence, good standing, authority and capacity of Borrower, each other Loan Party, and each of their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

                (a) For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Administrative Agent requires of registration or qualification to do business in the state where its principal place of business is located and, as to any Subsidiary Guarantor, the state where the Project owned by such Subsidiary Guarantor is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

                (b) For each corporation: (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all


Exhibit C - Page 1
        of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which its property is located.

                (c) For each limited liability company or limited liability partnership: (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which its property is located.

                (d) For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

                (e) All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

        5. LOAN DOCUMENTS. From Borrower and each other Loan Party, duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) Loan Documents then required by Administrative Agent, dated the date of this Agreement, each in form and content reasonably satisfactory to Administrative Agent, and (i) evidence reasonably satisfactory to Administrative Agent that counterparts of the Mortgage, the Assignment of Rents and Leases and all other documents Administrative Agent desires to have recorded have been or will be recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent to create and maintain (a) valid and enforceable first priority Liens on the fee simple or leasehold interests of each Project Owner, as applicable, in the Project in the Collateral Pool in favor of Administrative Agent, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of Administrative Agent), (b) valid and enforceable first priority Liens on the Rents and Leases in favor of Administrative Agent,
(c) valid and enforceable first priority Liens in all fixtures at the Project, in favor of Administrative Agent, as secured party and (d) valid and enforceable first priority Liens in all other items of Collateral in favor of Administrative Agent, and (ii) evidence that financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required by other Laws, in form and substance satisfactory to Administrative Agent in each jurisdiction as may be necessary (in Administrative Agent's reasonable judgment) effectively to perfect and maintain the security interests in the Collateral created by such Security Documents have been or will be recorded in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to create and maintain valid and enforceable first priority Liens on the Collateral in favor of Administrative Agent.


Exhibit C - Page 2

        6. OPINIONS. The written opinion of counsel satisfactory to Administrative Agent for Borrower and each applicable Loan Party, addressed to Administrative Agent for the benefit of Lenders, dated the date of this Agreement.

        7. SURVEY; NO SPECIAL FLOOD HAZARD. For each Project in the Collateral Pool: (a) two (2) prints of an original Survey (with a copy for each Lender) of the Land and Improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) reasonably satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent, complying with EXHIBIT "G", and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Improvements is located in a flood hazard area.

        8. TITLE INSURANCE. For each Project in the Collateral Pool: a title insurance policy in the form promulgated for use in the jurisdiction where the Project is situated, issued by the Title Company (which shall be approved by Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the applicable Mortgage, on a coinsurance and/or reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors' rights that the applicable Mortgage constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent and otherwise conforming to the requirements set forth in EXHIBIT "H" attached hereto.

        9. INSURANCE POLICIES. For each Project in the Collateral Pool, the insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.

        10. LEASES. With respect to each Project in the Collateral Pool, (i) true and correct copies of all Leases; (ii) estoppel certificates and Tenant Subordination Agreements (including nondisturbance agreements if and to the extent agreed by Administrative Agent in its discretion), dated within thirty
(30) days prior to this Agreement and in form and content reasonably satisfactory to Administrative Agent, from the Tenants as Administrative Agent requires; (iii) evidence reasonably satisfactory to Administrative Agent of Borrower's compliance with the Leases; and (iv) evidence reasonably satisfactory to Administrative Agent of the Tenants' approval of all matters requiring their approval.

        11. ENVIRONMENTAL COMPLIANCE/REPORT. Evidence satisfactory to Administrative Agent that no portion of the Land is "wetlands" under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that no Project in the Collateral Pool nor any adjoining property to any such Project contains or has


Exhibit C - Page 3
ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that no use or activity on any Project in the Collateral Pool violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of such Project, made within thirty (30) days prior to the such Project is added to the Collateral Pool, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent's established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in such Project, and such additional evidence as may be reasonably required by Administrative Agent. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.

        12.     ACCESS, UTILITIES, AND LAWS. For each Project in the Collateral
Pool: (a) evidence reasonably satisfactory to Administrative Agent that the Project abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Tribunal, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Project;
(b) letters from the applicable utility companies or governmental authorities confirming that all utilities necessary for the Improvements are available at the Land in sufficient capacity, together with evidence satisfactory to Administrative Agent of paid impact fees, utility reservation deposits, and connection fees required to assure the availability of such services; (c) evidence reasonably satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Project permit the use for which the Project is intended and have been without the existence of any variance, non-complying use, nonconforming use or other special exception (including, if reasonably required by Administrative Agent, a letter from the applicable zoning authority with respect to the Project stating that all improvements on the Project have been constructed and are being used and operated in full compliance with all applicable zoning, subdivision and building Laws applicable to such Project); (d) evidence reasonably satisfactory to Administrative Agent that the Land and Improvements comply and will comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) a true and correct copy of a valid certificates of occupancy for the Improvements, together with all other consents, licenses, permits and approvals necessary for the use, occupancy and operation of the Improvements, all in assignable form (to the extent appropriate) and in full force and effect; and (f) evidence reasonably satisfactory to Administrative Agent of compliance by Borrower and the Project, and the proposed use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may reasonably request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. ss. 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. ss. 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. ss. 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. ss. 794), and any applicable state requirements.


Exhibit C - Page 4

        13. PRIORITY. For each Project in the Collateral Pool, a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the date of this Agreement, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower otherwise except for the Permitted Encumbrances or other items consented to by Administrative Agent; and (ii) if required by Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower and each other Loan Party.

        14. TAX AND STANDBY FEE CERTIFICATES. For each Project in the Collateral Pool, evidence reasonably satisfactory to Administrative Agent (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Project or any portion thereof; (b) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and the Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

        15. ENGINEERING REPORTS. With respect to each Project in the Collateral Pool, Borrower shall have delivered (or cause to be delivered) to Administrative Agent (i) a written Engineering Report with respect to the Project dated not more than 60 days prior to the Closing Date and prepared by an Engineer reasonably acceptable to Administrative Agent, which Engineering Report shall in all other respects be reasonably satisfactory, in form and substance, to Administrative Agent and (ii) a reliance letter from the Engineer with respect to each Engineering Report addressed to Administrative Agent and Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

        16. NO ADVERSE LITIGATION. As of the Closing Date, there shall not be pending or, to the best knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Loan Party or any of their Subsidiaries or any property of Borrower, a Loan Party or any of their Subsidiaries that has not been disclosed by Borrower in writing pursuant prior to the execution of this Agreement and that is reasonably likely materially and adversely to affect the Project or that is reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent, is reasonably likely to have a Material Adverse Effect, and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loan hereunder.

        17. OTHER DOCUMENTS. Such other documents and certificates as Administrative Agent may reasonably request from Borrower or any other Loan Party, in form and content reasonably satisfactory to Administrative Agent.


Exhibit C - Page 5

                                   EXHIBIT "D"

                              INTENTIONALLY OMITTED










Exhibit D -  Cover Page

                                   EXHIBIT "E"

                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

To: Bank of America, N.A., Administrative Agent ("ADMINISTRATIVE AGENT") and the Lenders
        901 Main Street, 21st Floor
        Dallas, Texas 75202-3714
        Attention: Mr. Donald Byerly

Re:     Ladies and Gentlemen:

        1. The undersigned certifies to Administrative Agent and the other Lenders that he/she is the Chief Financial Officer of Behringer Harvard Short-Term Opportunity Fund I LP ("BORROWER") or its general partner and that this Compliance Certificate has been prepared pursuant to the Credit Agreement dated as of September 1, 2005 ("CREDIT AGREEMENT") executed by Borrower, Administrative Agent, Issuing Bank, the Lenders, and certain other Loan Parties (as defined therein). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

        2. The undersigned further certifies to Administrative Agent and the other Lenders that (i) a review of the activities of Borrower, as of the fiscal quarter ending _________________________, (the "REPORTING PERIOD") has been made under my supervision with a view to determining whether Borrower has fulfilled all of its obligations during the Reporting Period under the Credit Agreement and the other Loan Documents to which Borrower is a party; (ii) Borrower and each Subsidiary Guaranty is in compliance with all covenants and provisions in the Credit Agreement, and no Default or Potential Default has occurred which is continuing.

        3. Pursuant to the Credit Agreement, the following documents are delivered to Administrative Agent with this Compliance Certificate and deemed a part of this Compliance Certificate [CHECK APPROPRIATE BOX]:

            [ ] Quarterly Financial Statements, or
            [ ] Annual Financial Statements.

The Financial Statements fairly and accurately present, in all material respects, the financial condition of Borrower and its Subsidiaries as of the Reporting Period, and have been prepared in accordance with GAAP.

        4. The undersigned further certifies to Administrative Agent and the other Lenders that the following amounts and calculations made pursuant to the Credit Agreement are true and correct in all material respects, for the referenced Reporting Period:


--------------------------------------------------------------------------------
                               FINANCIAL COVENANTS
--------------------------------------------------------------------------------
1. MINIMUM TANGIBLE NET WORTH. As of each Test Date during the term of the Loan, Borrower shall have a Minimum Tangible Net Worth of not less than $50,000,000.

        SPECIFY TEST DATE = ____________________________________________________
        ACTUAL MINIMUM TANGIBLE NET WORTH  AS OF SUCH TEST DATE =  $____________
        IN COMPLIANCE?  Check One:         _______ Yes       ______ No

--------------------------------------------------------------------------------

Exhibit E - Page 1

--------------------------------------------------------------------------------
2. MINIMUM LIQUIDITY. Borrower shall have Liquid Assets at least equal to $5,000,000.

        SPECIFY TEST DATE = ____________________________________________________
        ACTUAL LIQUID ASSETS OF BORROWER AS OF SUCH TEST DATE =  $______________
        IN COMPLIANCE?  Check One:         _______ Yes       ______ No

--------------------------------------------------------------------------------
3. LIABILITIES/NET WORTH. As of each Test Date during the term of the Loan, the ratio (expressed as a percentage) of (i) all consolidated liabilities of Borrower, determined in accordance with GAAP as of any Test Date, to (ii) the consolidated net worth of Borrower, determined in accordance with GAAP as of the same Test Date, shall not be greater than seventy-five percent (75%).

        SPECIFY TEST DATE = ____________________________________________________
        a) ACTUAL GAAP LIABILITIES OF BORROWER AS OF SUCH TEST DATE = $_________
        b) ACTUAL GAAP NET WORTH OF BORROWER AS OF SUCH TEST DATE = $___________
        c) RATIO OF LIABILITIES TO NET WORTH OF BORROWER AS OF SUCH
           TEST DATE = ______________
        IN COMPLIANCE? Check     One: _______ Yes ______ No

--------------------------------------------------------------------------------

WITNESS the due execution of this Compliance Certificate on ____________ 200_.

BORROWER:

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP, a Texas limited partnership

By:     Behringer Harvard Advisors II LP, a Texas
        limited partnership, its general partner

        By:     Harvard Property Trust, LLC, a Delaware
                limited liability company, its general partner

                By:
                    -------------------------------------------------
                Name:
                     ------------------------------------------------
                Title:
                      -----------------------------------------------


STATE OF TEXAS          ss.
                        ss.
COUNTY OF DALLAS        ss.

        SWORN TO and SUBSCRIBED on this ____ day of _____________, 200__, by ______________________, Chief Financial Officer of _________________, on behalf of said ___________________.


                                ________________________________________________
(SEAL)                          Notary Public, State of Texas
                                Notary's name (Printed):________________________
                                My appointment expires:_________________________


Exhibit E - Page 2

                                   EXHIBIT "F"

                                    ADVANCES

        1. ADVANCE REQUEST. At least two (2) Business Days before the requested date of each Advance of the Loan, Borrower shall deliver a Advance Request to Administrative Agent. Each Advance Request, and Borrower's acceptance of any Advance, shall be deemed to ratify and confirm, as of the requested Funding Date, that, except as specified in the Advance Request: (a) the representations and warranties contained herein and in the other Loan Documents remain true and correct in all material respects to the same extent as though made on and as of that Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, (b) there is no uncured Default or Potential Default existing under the Loan Documents and no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Advance Request that would constitute a Default or a Potential Default, (c) all Advances previously made to Borrower were disbursed, and the proceeds of the Advance requested in the Advance Request will immediately be disbursed, for the purposes permitted by this Agreement and for no other purpose, (d) Borrower and each other Loan Party shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; (e) no order, judgment or decree of any arbitrator or Tribunal shall purport to enjoin or restrain any Lender from making its Pro Rata Share of any Advance on that Funding Date; and (f) there shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party that is required to be but has not been disclosed by such Loan Party to Administrative Agent in writing pursuant this Agreement.

        2. ADVANCES. Borrower shall be entitled to an Advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Loan Documents. Lenders shall, only upon the satisfaction, as reasonably determined by Administrative Agent, of all applicable conditions of this Agreement and the Loan Documents, be required to make the requested Advance to Borrower on a Funding Date which is a Business Day within one (1), or if any portion of such Advance is Libor Rate Principal, two (2), Business Days after such satisfaction. Borrower shall disburse all Advances not used by Borrower for working capital needs to its Subsidiaries solely for the working capital needs or for payments of costs related to the acquisition of properties, and for no other purpose except as permitted hereby.

        3. CONDITIONS TO THE FIRST ADVANCE. As conditions precedent to the first Advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent's satisfaction, Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in EXHIBIT C and SECTION 4 below.

        4. CONDITIONS TO ALL ADVANCES. As conditions precedent to each Advance made pursuant to a Advance Request, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent, (i) the Advance Termination Date shall not have passed,
(ii) Administrative Agent shall have received and approved an Advance Request, and


Exhibit F - Page 1

(iii) Administrative Agent shall have determined, in the exercise of its reasonable judgment, that no Default or Potential Default exists or will exists, as of the Funding Date, (iv) Administrative Agent shall have determined, in its reasonable discretion, that as of the Funding Date, no event shall have occurred, nor shall any condition exist, that could have a Material Adverse Effect on the enforceability of the Loan Documents, or a Material Adverse Effect to the financial condition of Borrower and the other Loan Parties, impair the ability of Borrower or any other Loan Party to fulfill its material obligations under the Loan Documents, or otherwise have a Material Adverse Effect whatsoever on the Project; and (v) Administrative Agent shall have received from Borrower such other information and documents as may be required by this Agreement or Administrative Agent in its reasonable discretion.

        5. DIRECT ADVANCES. Borrower hereby irrevocably authorizes Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation) to (i) advance Loan funds directly to Lenders to pay interest due on the Loan, and (ii) advance and directly apply the proceeds of any Advance to the satisfaction of any of Borrower's obligations under any of the Loan Documents, even though Borrower did not include that amount in an Advance Request and/or no Default exists. Each such direct Advance shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents. Unless Borrower pays such interest from other resources, Administrative Agent may advance Loan funds pursuant to this Section for interest payments as and when due. Nothing contained in this Agreement shall be construed to permit Borrower to defer payment of interest on the Loan beyond the date(s) due. Administrative Agent may hold, use, disburse and apply the Loan for payment of any obligation of Borrower under the Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan to Administrative Agent for itself and for the benefit of Lenders for such purposes. Administrative Agent on behalf of Lenders may advance and incur such expenses as Administrative Agent deems necessary to preserve any Project in the Collateral Pool, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent on behalf of Lenders on demand. Administrative Agent on behalf of Lenders may disburse any portion of any Advance at any time, and from time to time, to Persons other than Borrower for the purposes specified in this Section and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

        6. CONDITIONS AND WAIVERS. All conditions precedent to the obligation of Lenders to make any Advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any Advance in the absence of strict compliance with such conditions precedent.

Exhibit F - Page 2

                                  EXHIBIT "F-1"

                             FORM OF ADVANCE REQUEST

                             [BORROWER'S LETTERHEAD]

                        ADVANCE REQUEST NO.: ____________

TO:             Bank of America, N.A., as Administrative Agent
LOAN NO.:       ________________________________________________________________
DATE:           ________________________________________________________________
BORROWER:       Behringer Harvard Short-Term Opportunity Fund I LP

________________________________________________________________________________
In accordance with the Credit Agreement dated _________________, among Borrower, certain other parties, Administrative Agent and the Lenders as defined therein, Borrower requests that $__________ be advanced from Loan proceeds. Borrower hereby further agrees as follows:

1.      The Proposed Funding Date (which must be a Business Day) is ___________.

2.      The following elections shall apply with respect to such Advance:

                (a)     [ ]     BASE Rate Principal:        Amount $____________
                (b)     [ ]     LIBOR Rate Principal:

                        INTEREST PERIOD                     AMOUNT
                        --------------------------------------------------------
                        [ ] ONE MONTH                       $ __________________
                        [ ] TWO MONTHS                      $ __________________
                        [ ] THREE MONTHS                    $ __________________

3. The Maximum Commitment Amount is $__________, the Aggregate Commitments is $____________, and the amount of the proposed Advance will not cause the outstanding principal balance of the Loan to exceed the lesser of (B) the Aggregate Commitments, or (B) the Maximum Commitment Amount then in effect.

4.      The Advance should be credited to the account of Borrower as follows:

        Account No.:_________________________; Account Name:____________________
        ABA No.:_____________________________; Bank Name:_______________________
        Attention:___________________________; Reference:_______________________

                                BORROWER:

                                BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership

                                By: Behringer Harvard Advisors II LP, a Texas limited partnership, its general partner

                                       By:   Harvard Property Trust, LLC, a
                                             Delaware limited liability company,
                                             its general partner

                                             By:________________________________
                                             Name:     Gerald J. Reihsen, III
                                             Title:    Executive Vice President


Exhibit F-1 - Page 1

                                   EXHIBIT "G"

                               SURVEY REQUIREMENTS

        1. REQUIREMENTS. The Survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor. The description shall be a single metes and bounds perimeter description of the entire Land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the Land. The total acreage and square footage of the Land and each constituent tract or parcel of the Land shall be certified. If the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown. The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.

        2. CERTIFICATION. The certification for the property description and the map or plat shall be addressed to Lender, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

                This is to certify to ________________ [INSERT NAMES OF ADMINISTRATIVE AGENT, BORROWER AND TITLE COMPANY] that this map or plat and the survey on which it is based were made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA, ACSM and NSPS in 1999, and pursuant to the Accuracy Standards as adopted by ALTA, NSPS and ACSM and in effect on the date of this certification. The undersigned hereby certifies that the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance. The undersigned further certifies that optional items numbers 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 14, 15, 16, and if buildings are located on the land, numbers 7(a), 7(b)(1), 7(b)(2) and 9 from Table A, Optional Survey Responsibilities and Specifications, of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys are included in this survey. The undersigned additionally certifies that (a) this survey was made on the ground under my supervision; (b) I have received and examined a copy of the Title Insurance Commitment No. _______________ issued by the Title Company as well as a copy of each instrument listed therein, and the subject land and each tract or parcel thereof described in this survey is the same land as described in the Title Commitment; (c) if the subject land consists of two or more tracts or parcels having common boundaries, those tracts and parcels are contiguous along the common boundaries; (d) the subject land and each tract or parcel thereof has a tax map designation separate and distinct from that of any other land and the subject land and each tract or parcel thereof is a separate, legally subdivided parcel; (e) this survey correctly shows all matters of record, (and to the extent they can be located, their location and dimensions) of which I have been advised affecting the subject land according to the legal description in such matters (with instrument, book, and page number indicated); (f) except as shown on this survey, no part of the subject land is located in a 100-year Flood Plain or in an identified "FLOOD PRONE AREA," as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel #


Exhibit G - Page 1
                dated _________________, which such map panel covers the area in which the Project is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or "FLOOD PRONE AREA"; (g) to the best of my knowledge, this survey shows the relation of and distance of all substantial, visible buildings, sidewalks and other improvements to easements and setback lines; and (h) to the best of my knowledge, except as shown on this survey, neither the subject land nor any tract or parcel thereof serves any adjoining land for drainage, utilities, or ingress or egress.


Exhibit G - Page 2

                                   EXHIBIT "H"

                          TITLE INSURANCE REQUIREMENTS

        The Title Insurance Commitment must obligate the Title Company to issue to Lender a form of mortgagee policy promulgated by the Texas State Board of Insurance [or the form authorized for use in the state where the Project is situated if the Project is situated in any other State] and acceptable to Administrative Agent) in the maximum amount of the Loan plus any other amount secured by the mortgage instrument, on a reinsurance basis if and as required by Lender, insuring without exclusion or exception for creditors' rights that the mortgage instrument constitutes a valid lien covering the land and all improvements thereon, having the priority required by Lender and subject only to those exceptions and encumbrances (regardless of rank or priority) that Lender approves, in a form acceptable to Lender, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed "not yet due and payable" and containing no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmens' liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the title insurance policy have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the land and improvements is vested in a Subsidiary Guarantor; containing such affirmative coverage and endorsements as Lender may require and are available under applicable title insurance rules, and a Subsidiary Guarantor shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the land and/or the improvements as part of the insured estate; insuring the right of access to the land to the extent authorized under applicable title insurance rules, and a Subsidiary Guarantor shall satisfy all requirements therefor; and containing provisions acceptable to Lender regarding Advances and/or readvances of Loan funds after closing. Neither a Subsidiary Guarantor nor a Subsidiary Guarantor's counsel shall have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the title insurance policy.


Exhibit H - Page 1

                                   EXHIBIT "I"

                           LEASING AND TENANT MATTERS

        Borrower and each Subsidiary Guarantor and each other Loan Party hereby agree with Administrative Agent and the other Lenders that a Property Owner shall not enter into any Lease of space in the Improvements except Approved Leases. As used herein, the term "APPROVED LEASE" means a Lease for space in the Improvements which (i) has either been approved in writing by Administrative Agent, or (ii) satisfies the following criteria:

                (a) The Lease is executed on a standard lease form approved by Administrative Agent (herein, the "APPROVED LEASE FORM") (with such modification and changes thereto as may be required to reflect the specific space being leased);

                (b) The Lease provides for the Tenant to pay a market rate rental for the locale in which the Improvements are located;

                (c) The Lease provides that all costs and expenses (or such Tenant's proportionate share thereof) incurred by Borrower in connection with the ownership, use and operation of the Property including, without limitation, real estate taxes, insurance, utilities, and common area maintenance expenses (including management fees) shall be paid by the Tenant (subject to market based caps or limits on annual increases in such controllable costs and expenses);

                (d) The Lease covers not more than 20,000 square feet of rentable area in the Improvements;

                (e) The Lease is for a term not less than three (3) years or more than five (5) years unless the rent adjusts to market rate rental every five years (exclusive of renewal rights or options);

                (f) The Lease does not obligate Property Owner to pay more than the standard market rate leasing commissions for similar type leases;

                (g) The Tenant or the terms of the Lease do not require Lenders to execute a subordination, non-disturbance and attornment agreement; and

                (h) Borrower, acting in good faith and exercising due diligence, has determined that the Tenant is financially capable of performing its obligations under the Lease and Borrower has delivered to Administrative Agent financial information regarding the Tenant and each guarantor (if any)

        The Approved Form of Lease, and any material revisions thereto, must have the prior written approval of Administrative Agent. Borrower shall provide to Administrative Agent a correct and complete copy of each Lease, including any exhibits, and each guarantee thereof (if any), prior to execution unless the Lease in question meets the foregoing requirements for an Approved Lease.


Exhibit I - Page 1

        Administrative Agent shall use reasonable efforts to notify Borrower of Administrative Agent's approval or disapproval (specifying the reasons for any disapproval) of any proposed Lease submitted by Borrower to Administrative Agent on or before the end of the tenth (10th) business day after the LATER to occur of: (i) receipt by Administrative Agent of the proposed Lease, together with a marked copy of the proposed Lease which identifies the differences between the Approved Lease Form and the proposed Lease, and (ii) receipt by Administrative Agent of the most recently prepared financial statements for the proposed Tenant; PROVIDED, HOWEVER, that if Administrative Agent fails to approve or disapprove of such proposed Lease within such 10-business day period, then Borrower may notify Administrative Agent in writing of such failure and Administrative Agent shall be deemed to have approved such proposed Lease if Administrative Agent fails to respond to Borrower by the end of the second (2nd) business day following receipt by Administrative Agent of such additional notice, SO LONG AS such additional notice is sent to Administrative Agent at the address noted on the signature page to this Agreement (addressed to the attention of Mr. Don Byerly and Real Estate Loan Administration) AND to Administrative Agent's attorneys, Greenberg Traurig, LLP, 13155 Noel Road, Suite 600, Dallas, TX 75240 Attention: Tina M. Ross.

        Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent's review and approval of Leases and each guarantee thereof (if any), including reasonable attorneys' fees and costs.

        1. EFFECT OF LEASE APPROVAL. No approval of any Lease by Administrative Agent shall be for any purpose other than to protect Lenders' security, and to preserve Lenders' rights under the Loan Documents. No approval by Administrative Agent shall result in a waiver of any default of Borrower. In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any Tenant or guarantor.

        2. REPRESENTATIONS CONCERNING LEASES. Borrower represents and warrants to Administrative Agent and Lenders that Borrower has delivered to Administrative Agent a true and correct copy of all existing Leases and each guarantee thereof (if any), affecting any part of the Improvements, together with an accurate and complete rent roll for the Property, and no such Lease or guarantee contains any option to purchase all or any portion of the Property or any interest therein or contains any right of first refusal relating to any sale of the Property or any portion thereof or interest therein.

        3. DELIVERY OF LEASING INFORMATION AND DOCUMENTS. Borrower shall promptly (a) deliver to Administrative Agent such monthly rent rolls, leasing schedules and reports, operating statements, financial statements for Tenants and other information regarding Tenants and prospective Tenants or other leasing information as Administrative Agent from time to time may reasaonbly request, and (b) use commercially reasonable efforts to obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by such Tenants (and guarantors, if any) in such forms as Administrative Agent from time to time may reasonably require.

        4. INCOME FROM THE PROPERTY. Borrower shall first apply all income from Leases, and all other income derived from the Property, to pay costs and expenses associated with the


Exhibit I - Page 2
ownership, maintenance, development, operating, and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.

        5. COMPLIANCE AND DEFAULT. As additional conditions to Administrative Agent and Lenders' obligations under this Agreement, all Tenants having the right to do so must approve all plans for the construction of any Tenant Improvements and all changes thereto, the construction of the Tenant Improvements, and all other aspects of the Property requiring Tenants' approval. Borrower shall promptly notify Administrative Agent in writing of any failure by any party to perform any material obligation under any Lease, any event or condition which would permit a Tenant to terminate or cancel a Lease, or any written notice given by a Tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.


Exhibit I - Page 3

                                   EXHIBIT "J"

                             INSURANCE REQUIREMENTS

I.      GENERAL REQUIREMENTS

1. All insurance carriers must have a minimum A.M. Best's rating of A- / IX or better. Lower ratings may be acceptable for certain unique types of coverage, as determined by Administrative Agent in its sole discretion.
2. Administrative Agent's name and address on all policies is to read as follows:

        Name: Bank of America, N.A., individually and as Administrative Agent for itself and the Lenders

       Address:         Mail Code CA9-169-03-05
                        P.O. Box 515351
                        Los Angeles, CA  90051-6651

II.     PROPERTY INSURANCE

1. Administrative Agent must be named as Mortgagee (and Loss Payee if personal property is part of the collateral).
2. The policy must provide for 30 days prior written notice of cancellation or expiration (to Administrative Agent at above address).
3. Acceptable evidence of coverage includes: original or certified policy; Evidence (ACORD 27); original binder; original Certificate (ACORD 25, with a Lenders Loss Payable endorsement). Any of the above needs to be signed by authorized representative of insurance company.
        o ADMINISTRATIVE AGENT MUST RECEIVE A CERTIFIED COPY OF THE COMPLETE POLICY AS SOON AS IT BECOMES AVAILABLE.
4. Borrower or Subsidiary Guarantor, as applicable, must be a Named Insured (using Borrower's or Subsidiary Guarantor's full legal name).
5. The policy must include accurate description of the location of all property and improvements.
6. The policy must cover all insurable Property against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as "all-risk") coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and in an amount sufficient to prevent the applicable Project Owner and Administrative Agent and Lenders from becoming a coinsurer, such insurance to be in "builder's risk" completed value (non-reporting) form during and with respect to any construction on the Property.
        o THE POLICY MUST NOT CONTAIN AN EXCLUSION FOR ACTS OF TERRORISM. THE EVIDENCE OF INSURANCE MUST INCLUDE THE FOLLOWING WORDING, "ACTS OF TERRORISM ARE NOT EXCLUDED."
7. The policy must contain an Agreed Amount Endorsement (or no co-insurance clause)
8. The policy must contain Loss of Business Income and/or Loss of Rents coverage based upon a 12 month period. The type of coverage will be subject to Administrative Agent's approval and will be dependent upon whether Borrower, Subsidiary Guarantor or Tenants occupy the Improvements.


Exhibit J - Page 1

9. Administrative Agent may also require such other insurance on the Property and endorsements as may from time to time be reasonably required by Administrative Agent (including but not limited to boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

III.    FLOOD INSURANCE

1. Required if and to the extent any portion of the Improvements is, under the Flood Disaster Protection Act of 1973 ("FDPA"), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community.
2. Coverage must equal the lesser of the replacement cost of the improvements; or the maximum amount of coverage allowed for the type of property under the National Flood Insurance Program (NFIP); or the outstanding principal balance of the loan.
3. Acceptable evidence includes: a copy of the flood policy; copy of completed, signed and dated NFIP/WYO flood insurance application with a copy of the annual premium check.
4. The flood insurance policy must comply with Item Numbers II-1, 4 & 5 above.
5. The policy must provide for 45 days prior written notice of cancellation or expiration (to Administrative Agent at above address).

IV.     LIABILITY INSURANCE

1. Acceptable evidence of coverage includes: certified copy of policy; Certificate (ACORD 25). Any acceptable evidence needs to be signed by authorized representative of insurance company.
2. Borrower and Subsidiary Guarantor, as applicable, must be a Named Insured (using Borrower's and/or Subsidiary Guarantor's full legal name).
3.      Administrative Agent must be named as an Additional Insured.
4. Coverage must be comprehensive general liability insurance, issued on an "occurrence" basis, against claims for "personal injury" liability, including bodily injury, death or property damage liability, in an amount equal to $5,000,000 per occurrence.
5. The policy must provide for 30-days prior written notice of cancellation or expiration to Administrative Agent (at above address).

All policies for loss of or damage to the Collateral Pool shall contain a standard mortgagee clause (without contribution) naming Administrative Agent as mortgagee with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Collateral Pool for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent under the Loan Documents; or (iv) any change in title to or ownership of the Collateral Pool or any portion thereof, such proceeds to be held for application as provided in this Agreement.


Exhibit J - Page 2

                                   EXHIBIT "K"

                      BANK OF AMERICA FORM OF LC AGREEMENT














Exhibit K -  Cover Page

                                   EXHIBIT "L"

                            ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (this "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between _________________ (the "ASSIGNOR") and ____________________ (the "ASSIGNEE").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Guaranty), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.


1.      Assignor:         ______________________________

2.      Assignee:         ______________________________ [IS AN
AFFILIATE/APPROVED FUND OF ______________]

3.      Borrower(s):      ______________________________

4. Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of _______________, among _________________________, the Lenders parties thereto, [AND] Bank of America, N.A., as Administrative Agent, Issuing Bank [, AND THE OTHER AGENTS PARTIES THERETO]


Exhibit L - Page 1

6.      Assigned Interest:

----------------------------------- --------------------------------------- -----------------------------------------
         Aggregate Amount of                        Amount of                                Percentage
         Commitment/Advances                   Commitment/Advances                          Assigned of
           for all Lenders                           Assigned                           Commitment/Advances
           ---------------                           --------                           -------------------

----------------------------------- --------------------------------------- -----------------------------------------
          $----------------                     $----------------                         --------------%
----------------------------------- --------------------------------------- -----------------------------------------

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

                                        ASSIGNOR

                                        ________________________________________

                                        By:_____________________________________
                                        Title:


                                        ASSIGNEE

                                        ________________________________________

                                        By:_____________________________________
                                        Title:

[Consented to and] Accepted:

____________________________________, as
Administrative Agent

By: _________________________________
     Title:

[Consented to:]

By: _________________________________
     Title:


Exhibit L - Page 2

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

        1.      REPRESENTATIONS AND WARRANTIES.

        1.1. ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to EXHIBIT B thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        1.3 ASSIGNEE'S ADDRESS FOR NOTICES, ETC. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

        2. PAYMENTS. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,


Annex 1 - Page 1
fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

        3. GENERAL PROVISIONS. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the Law of the State of Texas.


Annex 1 - Page 2

                     SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                             ADMINISTRATIVE DETAILS

   (ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS, ADDRESSES, PHONE AND FACSIMILE
     NUMBERS, ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND PAYMENT INFORMATION)

                (a)     Libor Lending Office:

                        Assignee Name:__________________________________________
                        Address:________________________________________________

                        Attention:______________________________________________
                        Telephone: (   )________________________________________
                        Telecopier: (   )_______________________________________
                        Electronic Mail:________________________________________


                (b)     Domestic Lending Office:

                        Assignee Name:__________________________________________
                        Address:________________________________________________

                        Attention:______________________________________________
                        Telephone: (   )________________________________________
                        Telecopier: (   )_______________________________________
                        Electronic Mail:________________________________________


                (c)     Notice Address:

                        Assignee Name:__________________________________________
                        Address:________________________________________________

                        Attention:______________________________________________
                        Telephone: (   )________________________________________
                        Telecopier: (   )_______________________________________
                        Electronic Mail:________________________________________


                (d)     Payment Instructions: Account No.:

                        Account No.:____________________________________________
                        Attention:______________________________________________
                        Reference:______________________________________________


Schedule 1 - Page 1

                                   EXHIBIT "M"

                             FORM OF PROMISSORY NOTE


$_______________________                                  _______________, _____

FOR VALUE RECEIVED, BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership ("BORROWER"), hereby promises to pay to the order of [_____________________ ("LENDER") UNDER THAT CERTAIN CREDIT AGREEMENT (DEFINED BELOW) AMONG BORROWER, BEHRINGER HARVARD 250/290 CARPENTER LP, A TEXAS LIMITED PARTNERSHIP,] Bank of America, N.A., a national banking association (together with any and all of its successors and assigns, "ADMINISTRATIVE AGENT") as agent for the benefit of the Lenders from time to time a party to that certain Credit Agreement (the "CREDIT AGREEMENT") [DATED ____________ __, 2005], without offset, in immediately available funds in lawful money of the United States of America, at Administrative Agent's Office as defined in the Credit Agreement, the principal sum of _______________________________________ DOLLARS
($_______________________) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

        1. NOTE; INTEREST; PAYMENT SCHEDULE AND MATURITY DATE. This Note is one of the Notes referred to in Credit Agreement and is entitled to the benefits thereof and subject to prepayment in whole or part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Credit Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Credit Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest at the Past Due Rate, as set forth in the Credit Agreement.

        2. GUARANTY; LOAN DOCUMENTS. The obligations of Borrower under this Note are guaranteed, in whole or in part, by the Guaranty (whether one or more, as defined in the Credit Agreement). Each Guaranty is secured by certain Security Documents, as more particularly described in the Credit Agreement.

        3.      DEFAULTS.

                (a) It shall be a default ("DEFAULT") under this Note and each of the other Loan Documents if, subject to the grace periods provided in the Credit Agreement or the other Loan Documents, (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Mortgage or any other Loan Document. Upon the occurrence and during the continuation of a Default, Administrative Agent on behalf of the Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other


Exhibit M - Page 1
amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

                (b) All of the rights, remedies, powers and privileges (together, "RIGHTS") of Administrative Agent on behalf of the Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent or LenderS to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent or Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

                (c) If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses reasonably incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other Person primarily or secondarily liable hereunder.

        4. SUCCESSORS AND ASSIGNS. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Credit Agreement, a Lender may, at any time, sell, transfer, or assign all on a portion of its interest in this Note and the other Loan Documents, as set forth in the Credit Agreement.

        5. GENERAL PROVISIONS. Time is of the essence with respect to Borrower's obligations under this Note. If more than one Person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for


Exhibit M - Page 2
payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in SECTION 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

        6. NOTICES. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Credit Agreement.

        7. NO USURY. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Administrative Agent's and each Lender's express intent that all excess amounts theretofore collected by Administrative Agent's and each Lender shall be


Exhibit M - Page 3
credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

        THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP, a Texas limited partnership

By:     Behringer Harvard Advisors II LP, a Texas
        limited partnership, its general partner

        By:     Harvard Property Trust, LLC, a Delaware
                limited liability company, its general partner

                By:_______________________________________
                Name:      Gerald J. Reihsen, III
                Title:     Executive Vice President


Exhibit M - Page 4

                                   EXHIBIT "N"

                               SCHEDULE OF LENDERS


BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT:

DOMESTIC AND LIBOR LENDING OFFICE:

901 Main Street, 21st Floor
Dallas, TX 75202-3714
Attn:    Real Estate Loan Administration
         Cindy King
         Telephone:  214/209-1925
         Facsimile:  214/209-1571

NOTICES:

901 Main Street, 21st Floor
Dallas, TX 75202-3714
Attn:    Real Estate Loan Administration
         Cindy King
         Telephone:  214/209-1925
         Facsimile:  214/209-1571

--------------------------------------------------------------------------------

BANK OF AMERICA, N.A., AS LENDER
                                                Commitment Amount: $____________
                                                Pro Rata Share: ________%

DOMESTIC AND LIBOR LENDING OFFICE:

901 Main Street, 21st Floor
Dallas, TX 75202-3714
Attn:    Real Estate Loan Administration
         Cindy King
         Telephone:  214/209-1925
         Facsimile:  214/209-1571

NOTICES:

901 Main Street, 21st Floor
Dallas, TX 75202-3714
Attn:    Real Estate Loan Administration
         Cindy King
         Telephone:  214/209-1925
         Facsimile:  214/209-1571

PAYMENT INSTRUCTIONS;  ACCOUNT INFORMATION:

Account No.:________________________________
Account Name:_______________________________
ABA No.:____________________________________
Attentio:___________________________________
Reference:__________________________________


Exhibit N - Page 1

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___________________________, AS LENDER
                                                Commitment Amount: $____________
                                                Pro Rata Share: ________%

DOMESTIC AND LIBOR LENDING OFFICE:

____________________________________________
____________________________________________
____________________________________________
Attn:_______________________________________
Telephone:__________________________________
Facsimile:__________________________________


NOTICES:

____________________________________________
____________________________________________
____________________________________________
Attn:_______________________________________
Telephone:__________________________________
Facsimile:__________________________________


PAYMENT INSTRUCTIONS:  ACCOUNT NO.:

Account No.:________________________________
Account Name:_______________________________
ABA No.:____________________________________
Attentio:___________________________________
Reference:__________________________________


Exhibit N - Page 2